      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1997


                                                      REGISTRATION NO. 333-23667
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               MID-STATE TRUST VI
                   (Name of trust issuing Asset Backed Notes)
                  OF WHICH MID-STATE HOMES, INC. IS DEPOSITOR
      (Exact name of registrant as specified in its governing instruments)
                            ------------------------

                               MID-STATE TRUST VI
                          C/O WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                           WILMINGTON, DELAWARE 19890
                                 (302) 651-1000
                    (Address of principal executive offices)
                            ------------------------

                           WILMINGTON TRUST COMPANY,
                     AS OWNER TRUSTEE OF MID-STATE TRUST VI
                            1100 NORTH MARKET STREET
                           WILMINGTON, DELAWARE 19890
                                 (302) 651-1000
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                    (Name and address of agent for service)
                            ------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

    JORDAN M. SCHWARTZ, ESQ.           EDWARD A. PORTER, ESQ.           RENWICK D. MARTIN, ESQ.
     PATRICK T. QUINN, ESQ.            MID-STATE HOMES, INC.                BROWN & WOOD LLP
 CADWALADER, WICKERSHAM & TAFT     1500 NORTH DALE MABRY HIGHWAY         ONE WORLD TRADE CENTER
        100 MAIDEN LANE                 TAMPA, FLORIDA 33607            NEW YORK, NEW YORK 10048
    NEW YORK, NEW YORK 10038               (813) 871-4811                    (212) 839-5300
         (212) 504-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO       OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
                TO BE REGISTERED                     BE REGISTERED            UNIT               PRICE*         REGISTRATION FEE
Mid-State Trust VI Asset Backed Notes**               $439,150,000            100%            $439,150,000       $133,075.76***


  * Estimated for the purpose of calculating the registration fee.


 ** This Registration Statement also registers an indeterminate amount of Notes to be sold by Lehman Brothers Inc. in market making transactions, to the extent required.



*** $303.03 Previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                             CROSS-REFERENCE SHEET

ITEM AND CAPTION
IN FORM S-11                                                                           IN PROSPECTUS
-----------------------------------------------------------------  ------------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
             Cover Page of Prospectus............................  Outside Front Cover
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus..........................................  Inside Front Cover; Outside Back Cover
       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges...........................  Summary of Terms; Risk Factors
       4.  Determination of Offering Price.......................                            *
       5.  Dilution                                                                          *
       6.  Selling Security Holders..............................                            *
       7.  Plan of Distribution..................................  Plan of Distribution
       8.  Use of Proceeds.......................................  Summary of Terms; Use of Proceeds
       9.  Selected Financial Data...............................                            *
      10.  Management's Discussion and Analysis of Financial
             Condition and Results of Operations.................                            *
      11.  General Information as to Registrant..................  The Issuer
      12.  Policy with Respect to Certain Activities.............  The Issuer; The Indenture; The Servicing Agreement
      13.  Investment Policies of Registrant.....................  The Issuer; The Indenture; The Accounts
      14.  Description of Real Estate............................  Security; The Accounts
      15.  Operating Data........................................                            *
      16.  Tax Treatment of Registrant and its Security
             Holders.............................................  Material Federal Income Tax Consequences
      17.  Market Price of and Dividends on the Registrant's
             Common Equity and Related Stockholder Matters.......                            *
      18.  Description of Registrant's Securities................  Outside Front Cover; Summary of Terms; The Issuer;
                                                                     Description of the Notes; Security; The Indenture;
                                                                     Material Federal Income Tax Consequences
      19.  Legal Proceedings.....................................  Risk Factors
      20.  Security Ownership of Certain Beneficial Owners and
             Management..........................................  The Issuer
      21.  Directors and Executive Officers......................                            *
      22.  Executive Compensation................................                            *
      23.  Certain Relationships and Related Transactions........  The Issuer
      24.  Selection, Management and Custody of Registrant's
             Investments.........................................  The Issuer
      25.  Policies with Respect to Certain Transactions.........                            *
      26.  Limitations of Liability..............................  The Issuer
      27.  Financial Statements and Information..................                            *
      28.  Interests of Named Experts and Counsel................                            *
      29.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities......................                            *

------------------------

*   Omitted since item is not applicable, or answer is negative.

PROSPECTUS


                    SUBJECT TO COMPLETION, DATED MAY 21, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                  $439,150,000

                               MID-STATE TRUST VI

              $287,750,000 [      ]% ASSET-BACKED NOTES, CLASS A-1
              $ 57,750,000 [      ]% ASSET-BACKED NOTES, CLASS A-2
              $ 45,100,000 [      ]% ASSET-BACKED NOTES, CLASS A-3
              $ 48,550,000 [      ]% ASSET-BACKED NOTES, CLASS A-4
                             ---------------------
                             MID-STATE HOMES, INC.
                                    SERVICER
                             ---------------------

    Mid-State Trust VI (the "Issuer" or the "Trust"), a business trust established by Mid-State Homes, Inc. ("Mid-State," the "Depositor" or the "Servicer"), is offering $439,150,000 aggregate principal amount of Asset Backed Notes (the "Notes"). The Trust will issue four classes (each, a "Class") of Notes, designated as the Class A-1, Class A-2, Class A-3 and Class A-4 Notes. Interest on the Notes will be payable quarterly on each January 1, April 1, July 1 and October 1 (each, a "Payment Date"), commencing July 1, 1997. The amount of interest payable on each Payment Date will equal the interest accrued during the three-month period ending on the day prior to such Payment Date (each such period, an "Interest Accrual Period"). On each Payment Date, subject to the availability of funds, a payment of principal of the Notes, in the amount described herein, will be applied to the Notes. See "DESCRIPTION OF THE NOTES--Interest and Principal Payments."

    The Notes will be secured by (i) certain building and installment sale contracts, promissory notes, related mortgages and other security agreements (the "Accounts") owned directly or indirectly by the Depositor (collectively, the "Mortgage Collateral") on February 28, 1997 (the "Cut-Off Date"), which will be transferred to the Trust on the Closing Date (as defined under "Transaction Summary" herein), and (ii) the Collection Account described herein under "SECURITY--Collection Account".

    THE RIGHTS OF HOLDERS OF EACH CLASS OF NOTES OTHER THAN THE CLASS A-1 NOTES TO RECEIVE PAYMENTS WILL, IN EACH CASE, BE SUBORDINATED TO THE RIGHTS OF HOLDERS OF EACH CLASS WITH A HIGHER NUMERICAL CLASS DESIGNATION.


    The Notes may be redeemed on any Payment Date at the option of the Issuer if the aggregate principal amount of each Class of Notes outstanding is less than or equal to 10% of the original aggregate principal amount of such Class of Notes. See "DESCRIPTION OF THE NOTES--Redemption of the Notes."


    There is currently no secondary market for the Notes. The underwriters named herein under "Plan of Distribution" (the "Underwriters") intend to make a secondary market in the Notes, but have no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. Further, no application will be made to list the Notes on any securities exchange. Accordingly, the liquidity of the Notes may be limited.

    PROSPECTIVE INVESTORS SHOULD CONSIDER AND REVIEW THE INFORMATION UNDER "RISK FACTORS" ON PAGE 11.

    Capitalized terms used in this Prospectus are defined at the locations identified in the "Index to Principal Defined Terms" beginning on page 66.

    It is a condition of issuance that the Class A-1 Notes be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's"); the Class A-2 Notes be rated at least "Aa2" by Moody's and "AA+" by Standard & Poor's; the Class A-3 Notes be rated at least "A2" by Moody's and "AA" by Standard & Poor's; and the Class A-4 Notes be rated at least "Baa2" by Moody's and "BBB" by Standard & Poor's.
                         ------------------------------
     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY AFFILIATE THEREOF.
           NEITHER THE NOTES NOR THE ACCOUNTS WILL BE INSURED OR
                 GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
                      INSTRUMENTALITY OR ANY OTHER ENTITY.
                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                                                            PROCEEDS TO
                                                      PRICE TO PUBLIC (1)     UNDERWRITING DISCOUNT      DEPOSITOR (1)(2)
Per Class A-1 Note................................          [    ]%                  [    ]%                  [    ]%
Per Class A-2 Note................................          [    ]%                  [    ]%                  [    ]%
Per Class A-3 Note................................          [    ]%                  [    ]%                  [    ]%
Per Class A-4 Note................................          [    ]%                  [    ]%                  [    ]%
Total.............................................        $[        ]              $[        ]              $[        ]

(1) Plus accrued interest, if any, from April 1, 1997.

(2) Before deducting expenses, estimated to be $1,149,000.

                         ------------------------------

    The Notes are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement
System of The Depository Trust Company on or about May   , 1997.
                         ------------------------------

LEHMAN BROTHERS

               DONALDSON, LUFKIN & JENRETTE
                            Securities Corporation

                               MERRILL LYNCH & CO.

                                             NATIONSBANC CAPITAL MARKETS, INC.

                                                          SALOMON BROTHERS INC

May   , 1997

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES INCLUDING OVER-ALLOTMENT, AND STABILIZING TRANSACTIONS IN SUCH SECURITIES, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."


    This Prospectus may be used by Lehman Brothers Inc., to the extent required, in connection with market making transactions in the Notes. Lehman Brothers Inc. may act as principal or agent in such transactions.


                             AVAILABLE INFORMATION

    The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (including any amendments thereto) under the Securities Act of 1933, as amended, with respect to the Notes. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and such other reports and information filed by the Issuer can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Issuer has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The address of the principal executive offices of the Issuer is Mid-State Trust VI, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration and the telephone number of the principal executive offices of the Issuer is (302) 651-1000.

                             REPORTS TO NOTEHOLDERS


    Unless and until Definitive Notes are issued, quarterly unaudited reports as to the payments made on the Notes will be prepared by the Indenture Trustee and sent on behalf of the Issuer only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. Because the beneficial owners of Notes issued in book-entry form will not be Noteholders, as that term is used in the Indenture, unless Definitive Notes are issued such reports will not be made available to such owners. See "Description of the Notes--Registration of Notes." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The contents of such reports are described herein under "The Indenture--Reports to Noteholders." The Issuer will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Issuer does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescibed by Rule 15d-1 of Regulation 15D under the Exchange Act.

                                SUMMARY OF TERMS


    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. TERMS NOT DEFINED IN THIS SUMMARY ARE USED AS DEFINED ELSEWHERE IN THIS PROSPECTUS. SEE "INDEX TO PRINCIPAL DEFINED TERMS" BEGINNING ON PAGE 67.



Securities Offered...........  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be issued pursuant to an indenture (the "Indenture") dated as of May 1, 1997, between Mid-State Trust VI, a business
                               trust, and First Union National Bank of Florida, as trustee
                               (the "Indenture Trustee") for the benefit of the holders of the Notes. See "DESCRIPTION OF THE NOTES." The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. On or about May
                                 , 1997 (the "Closing Date"), Mid-State will transfer the
                               Accounts to the Issuer, and the Issuer will issue the Notes, which will initially be overcollateralized as described
                               under "RISK FACTORS-- Limited Overcollateralization." The
                               Issuer's sole source of funds to make payments on the Notes will be collections on the Accounts. The Notes will have the characteristics set forth under "DESCRIPTION OF THE NOTES"
                               and in the following table.



                                SUMMARY OF NOTES



                                                   CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4
                                                 --------------  --------------  --------------  --------------
Size...........................................  $  287,750,000  $   57,750,000  $   45,100,000  $   48,550,000
Payment Window (in months)*....................             302             302             302             302
Initial Weighted Average Life (in years)*......           10.31           10.31           10.31           10.31
Expected Maturity*.............................    July 1, 2022    July 1, 2022    July 1, 2022    July 1, 2022
Stated Maturity Date**.........................    July 1, 2025    July 1, 2025    July 1, 2025    July 1, 2025
Maturity Date..................................    July 1, 2035    July 1, 2035    July 1, 2035    July 1, 2035
Initial Subordination..........................  $  174,537,289  $  116,787,289  $   71,687,289  $   23,137,289



    The Payment Dates for each Class of Notes are January 1, April 1, July 1 and October 1 commencing July 1, 1997.


------------------------


 * Assumes 4.5% CPR; computed on the basis of the assumptions under "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes."



** Assumes 0% CPR; computed on the basis of the assumptions under "DESCRIPTION
   OF THE NOTES--Weighted Average Life of the Notes."


Issuer.......................  The Issuer is a business trust established under the laws of
                               Delaware by a trust agreement dated as of March 1, 1997 (the
                               "Trust Agreement") between the Depositor and Wilmington
                               Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee"). The settlor and sole
                               beneficiary of the Issuer is the Depositor, an indirect
                               wholly-owned subsidiary of Walter Industries, Inc. ("Walter
                               Industries"). The Owner Trustee will act as trustee of the
                               Trust. See "THE ISSUER." The Notes will be obligations
                               solely of the Issuer.

Interest and Principal
  Payments on the Notes......  Interest on each Class of the Notes will be payable from
                               Available Funds on each Payment Date in an amount equal to interest accrued during the three-month period ending on the day prior to the Payment Date (each such period, an
                               "Interest Accrual Period"), with respect to (i) the Class
                               A-1 Notes at the Class A-1 Note Rate, (ii) the Class A-2
                               Notes at the Class A-2 Note Rate, (iii) the Class A-3 Notes
                               at the Class A-3 Note Rate and (iv) the Class A-4 Notes at
                               the Class A-4 Note Rate, in each such case on the unpaid
                               principal balance of the applicable Class of Notes. The
                               "Note Rate" of the Class A-1, Class A-2, Class A-3 and Class
                               A-4 Notes is [  ]%, [  ]%, [  ]% and [  ]%, respectively.
                               Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "DESCRIPTION OF THE
                               NOTES--Interest and Principal Payments."

                               "Available Funds" for a Payment Date are the funds in the
                               Collection Account representing (i) collections on the
                               Accounts during the three-month period (each such period, a
                               "Collection Period") ending on the close of business on the last business day of the second month preceding the month in which such Payment Date occurs plus (ii) any net
                               reinvestment income earned on funds described in clause (i)
                               above, from the date two business days prior to the
                               preceding Payment Date through the date two business days
                               prior to such Payment Date (each such period, a
                               "Reinvestment Period"). Available Funds will be net of
                               Issuer Expenses paid to the time of calculation thereof. On each Payment Date, Available Funds will be paid first to the
                               Classes of Notes in the order of their numerical Class
                               designations until each has received a full payment of
                               interest together with any unpaid interest which was due in respect of a previous Payment Date and then to the Classes of Notes in the order of their numerical Class designations until each receives the payment in respect of unreimbursed losses, together with interest thereon, and principal
                               described herein under "DESCRIPTION OF THE NOTES--Interest and Principal Payments."

                               Following the Target Overcollateralization Date, unless
                               there exists an uncured Trigger Event, the portion, if any, of the funds remaining on any Payment Date after the
                               allocation of Available Funds described in the preceding
                               paragraph will be released to the Issuer on that Payment
                               Date, free of the lien of the Indenture, and will no longer be available to make payments on the Notes. Such funds will then be distributed to the owner of the beneficial interest in the Issuer, which will initially be Mid-State. See
                               "DESCRIPTION OF THE NOTES-- Interest and Principal
                               Payments."

Record Date..................  The record date for each Payment Date is the fifteenth day of the month preceding the month of such Payment Date (the
                               "Record Date").

Subordination................  The rights of holders of each Class of Notes other than the
                               Class A-1 Notes (each, a "Subordinated Class") to receive
                               payments will, in each case, be subordinated to the extent described herein, to the

                               rights of holders of each Class with a prior numerical Class designation. See "RISK FACTORS--Risks of Subordination."
                               This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A-1 Notes of the full amount of interest and principal to which such Class is entitled. Similarly, but to decreasing degrees, this
                               subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-2 and Class A-3
                               Notes of the full amount of interest and principal to which such Class is entitled on each Payment Date. The protection afforded to the holders of the Class A-1, Class A-2 and
                               Class A-3 Notes by means of subordination will be
                               accomplished by (i) the allocation of losses on the Accounts to the respective Classes of Notes in reverse numerical
                               order of their Class designations and (ii) with respect to interest, the application of the Available Funds on each
                               Payment Date in the sequential order provided by the
                               Available Funds Allocation. See "DESCRIPTION OF THE
                               NOTES--Interest and Principal Payments."

Optional Redemption of
  Notes......................  All (but not less than all) Classes of Notes may be redeemed on any Payment Date at the option of the Issuer, at 100% of the unpaid principal amount of each Class of Notes plus
                               accrued interest, if, after giving effect to the payment of principal that would be made on such Payment Date absent
                               such redemption, the aggregate principal amount of each
                               Class of Notes outstanding (prior to allocations of any
                               Realized Loss Amounts) is less than or equal to 10% of the original aggregate principal amount of such Class of Notes.

Events of Default............  An Event of Default with respect to the Notes is defined in the Indenture to include one or more of the following
                               events: (i) a default in the payment of any amount due under the Notes by the Maturity Date; (ii) a failure to apply
                               funds in the Collection Account in accordance with the
                               Indenture and such failure continues for a period of two
                               days; (iii) a default in the payment when due of interest on any Class of Notes and the expiration of a 30-day grace
                               period; (iv) the failure to pay the Outstanding Principal
                               Balance of each class of Notes on the Maturity Date; (v) a default in the observance of certain negative covenants in the Indenture, (vi) a default in the observance of any other covenant in the Indenture, and the continuation of any such default for a period of thirty days after notice or (vii)
                               certain events of bankruptcy or insolvency with respect to the Issuer. Notwithstanding the foregoing, on or prior to
                               the Maturity Date, any of the events described in the
                               preceding sentence will not be an Event of Default (i) in
                               respect of the Class A-2 Notes until the Class A-1 Notes
                               have been paid in full, (ii) in respect of the Class A-3
                               Notes until the Class A-1 Notes and Class A-2 Notes have
                               been paid in full and (iii) in respect of the Class A-4
                               Notes until the Class A-1 Notes, Class A-2 Notes and Class
                               A-3 Notes have been paid in full. See "THE INDEN-
                               TURE--Events of Default."

                               On or prior to the Maturity Date, upon the occurrence of an
                               Event of Default, the Indenture Trustee or the holders
                               entitled to at least 66 2/3% of the Voting Rights of the
                               Class of Notes with the lowest

                               numerical Class designation then outstanding may declare the principal of the Notes to be immediately due and payable;
                               provided, however, that such Class of Notes or the Indenture
                               Trustee may make such declaration only if the Event of
                               Default affects, and in the case of a default in the payment of the Notes such payment default relates to, the Class of
                               Notes with the lowest numerical Class designation then
                               outstanding. After the Maturity Date, upon the occurrence of an Event of Default, the Indenture Trustee or the holders
                               entitled to at least 66 2/3% of the Voting Rights of any
                               Class of Notes (provided that the holders entitled to at
                               least 66 2/3% of the Voting Rights of each Class of Notes
                               with a lower numerical Class designation then outstanding
                               consent) may declare the principal of the Notes to be imme-
                               diately due and payable. See "THE INDENTURE--Rights Upon
                               Event of Default."

Non-Petition.................  The Indenture will provide that no holder of a Class of
                               Notes will have the right, either directly or through an
                               affiliate, to petition or otherwise invoke the process of
                               any court or government authority for the purpose of
                               commencing or sustaining a case against the Issuer under any
                               Federal or state bankruptcy, insolvency or similar law or
                               appointing a receiver, liquidator, assignee, trustee,
                               custodian, sequester or other similar official of the Issuer or any substantial part of its property, or ordering the
                               winding up or liquidation of the affairs of the Issuer,
                               other than (i) on or prior to the Maturity Date, the holders entitled to at least 66 2/3% of the Voting Rights of the
                               Class of Notes with the lowest numercial Class designation then outstanding, and (ii) after the Maturity Date, the
                               holders entitled to at least 100% of the Voting Rights of
                               any Class of Notes (provided that the holders entitled to at least 100% of the Voting Rights of each Class of Notes with a lower numerical Class designation then outstanding
                               consent).

Security.....................  Payments of amounts due on the Notes will be secured by the following (collectively, the "Collateral"):

  A. Mortgage Collateral.....  9,220 Accounts, having on February 28, 1997 (the "Cut-Off
                               Date") an aggregate Economic Balance of approximately
                               $462,287,289, will secure the Notes. Such Accounts will
                               have, as of the Cut-Off Date, a weighted average finance
                               charge of approximately 9.40% and a weighted average
                               remaining term to maturity of approximately 24.7 years. See
                               "THE MORTGAGE COLLATERAL" and "SECURITY."

                               SERVICER; SERVICING AGREEMENT; SUBSERVICING. Mid-State or
                               any successor servicer will perform all servicing functions in respect of the Accounts as required by the Servicing
                               Agreement dated as of May 1, 1997 among the Issuer, the
                               Servicer and the Indenture Trustee (the "Servicing
                               Agreement") either directly or through one or more
                               subservicers. The Servicing Agreement will (i) define the
                               Servicer's servicing obligations; (ii) provide for the
                               payment of a servicing fee of $25 per month for each Account outstanding from the Issuer to the Servicer; (iii) include certain representations and warranties; (iv) impose
                               reporting requirements on the Servicer; and (v) include
                               events of default. Jim Walter Homes, Inc. ("Jim Walter
                               Homes"), an affiliate of the Depositor or unaffiliated third parties will perform certain servicing functions with
                               respect to the Accounts pursuant to a subservicing

                               agreement (the "Subservicing Agreement"). See "THE SERVICING
                               AGREEMENT."

                               CERTAIN CONTRACTUAL RIGHTS. The Issuer will assign to the
                               Indenture Trustee all of its right, title and interest
                               (including the right to compel performance of the
                               subservicer) under the Servicing Agreement and under the
                               Purchase and Sale Agreement described below.

  B. Collection Account......  Prior to the Closing Date, a collection account relating to the Collateral (the "Collection Account") will be
                               established with and in the name of the Indenture Trustee.
                               On the Closing Date, the Issuer will deposit into the
                               Collection Account cash in an amount equal to all payments
                               (including prepayments) received in respect of the Accounts since the Cut-Off Date and up to the date that is five
                               business days prior to the Closing Date. Thereafter, as long as any Note remains outstanding, all payments received in
                               respect of the Accounts and required to be so deposited will be deposited in the Collection Account. The foregoing
                               amounts deposited into the Collection Account, less Issuer
                               Expenses, will be available to make payments of principal
                               of, and interest on, the Notes. Amounts on deposit in the
                               Collection Account will be invested in Eligible Investments.
                               See "SECURITY--Collection Account."

Representations and
  Warranties Concerning the
  Mortgage Collateral........  The Issuer will represent and warrant, among other things, that (i) the information delivered to the Indenture Trustee with respect to the Mortgage Collateral is true and correct as of the date such information was given; (ii) at the
                               Closing Date, each mortgage, deed of trust or other security agreement that constitutes the Mortgage Collateral shall
                               constitute a valid first priority lien upon and secure title to the property (the "Mortgaged Property") described therein and such security agreement and the promissory note secured thereby are enforceable in accordance with their terms; and
                               (iii) at the Closing Date, the Issuer is the sole owner of each Account, has good title to such Account and has full
                               right and authority to transfer such Account and to grant a security interest in such Account to the Indenture Trustee.

                               Within 90 days of the earlier of discovery by or notice to the Issuer of any breach of a representation or warranty
                               which materially and adversely affects the interests of the
                               Noteholders in an Account, the Issuer is required to use its best efforts to cure such breach in all material respects.
                               If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the Indenture
                               Trustee, such longer period as specified in such consent,
                               the Issuer is required to either (i) deposit in the
                               Collection Account an amount equal to 100% of the current
                               Economic Balance of the affected Account, at which time such affected Account will be released from the lien of the
                               Indenture or (ii) remove such Account from the lien of the
                               Indenture and substitute one or more qualified substitute
                               accounts. See "THE INDENTURE--Representations and Warran-
                               ties."

                               The obligation of the Issuer to cure any such breach or to repurchase or substitute for the affected Account will be
                               the sole remedy available to the Trustee or Noteholders in respect of the related breach.

Origination of Accounts......  All of the Accounts were originated by Jim Walter Homes. Jim
                               Walter Homes is in the business of marketing and supervising the construction of standardized, partially-finished,
                               detached, single-family residential homes. The homes are
                               sold directly to customers through approximately 109 branch offices, serving approximately 24 states, primarily in the southern region of the United States. The Accounts were
                               acquired by the Depositor from Jim Walter Homes. See "THE
                               DEPOSITOR."

Purchase and Sale
  Agreement..................  The Depositor and the Issuer will enter into a Purchase and
                               Sale Agreement dated as of the Closing Date (the "Purchase and Sale Agreement") pursuant to which the Depositor will
                               sell and assign, and the Issuer will purchase, all of the
                               Accounts. See "THE PURCHASE AND SALE AGREEMENT."

Servicer.....................  Mid-State Homes, Inc. will act as the Servicer under the
                               Servicing Agreement. See "THE SERVICING AGREEMENT."

Indenture Trustee............  First Union National Bank of Florida will act as the
                               Indenture Trustee.

Owner Trustee................  Wilmington Trust Company will be the Owner Trustee pursuant to the Trust Agreement. The Owner Trustee will be obligated to (i) execute and deliver the Indenture, the Notes, the
                               Servicing Agreement, the Purchase and Sale Agreement and all
                               other documents and instruments related thereto, (ii)
                               acquire the Collateral and to pledge the Collateral as
                               security for the Notes, (iii) issue the Notes pursuant to
                               the Indenture and (iv) take whatever action shall be
                               required to be taken by the Owner Trustee by, and subject
                               to, the terms of the Trust Agreement. The liability of the
                               Owner Trustee in connection with the issuance and sale of
                               the Notes and in respect of the Issuer's obligations under the Notes is limited solely to the express obligations of
                               the Owner Trustee set forth in the Trust Agreement and the
                               Indenture. See "THE TRUST AGREEMENT."

Risk Factors.................  Various risk factors related to the purchase of Notes are discussed under "Risk Factors," including, among others, (i)
                               the factors (including the effect of changes in mortgage
                               market interest rates) affecting the weighted average life of the Notes and the reinvestment risk borne by investors
                               and (ii) the risks related to the subordination of each
                               Class of Notes (other than the Class A-1 Notes) to the
                               Classes of Notes having prior numerical Class designations.

Legal Investment
  Considerations.............  The Notes will not constitute "mortgage related securities"
                               for purposes of the Secondary Mortgage Market Enhancement
                               Act of 1984, as amended. As a result, the appropriate
                               characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Notes, may be subject to significant interpretative uncertainties. Investors should consult their legal advisors to determine whether and to
                               what extent

                               the Notes constitute legal investments for them. See "LEGAL
                               INVESTMENT CONSIDERATIONS."

ERISA Considerations.........  Under the Employee Retirement Income Security Act of 1974,
                               as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), a pension or other employee benefit plan covered by ERISA or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively,
                               "Plans") with respect to which the Depositor or any
                               affiliate is a service provider, may acquire the Notes only under certain limited circumstances. Brown & Wood LLP,
                               counsel for the Underwriters and special counsel for the
                               Issuer as to ERISA matters, is of the opinion that the Notes will be considered debt instruments rather than equity
                               interests of the Issuer for ERISA purposes. See "ERISA
                               CONSIDERATIONS."

Tax Status of the Notes......  The Notes will be treated as debt for federal income tax purposes. If the Notes are issued with original issue
                               discount, Noteholders generally will be required to include the original issue discount in gross income over the life of the Notes. The Notes will not constitute "loans secured by an interest in real property" for "domestic building and
                               loan associations" or "real estate assets" for "real estate investment trusts." See "MATERIAL FEDERAL INCOME TAX CONSE-
                               QUENCES."

Use of Proceeds..............  The net proceeds of the offering of the Notes will be used by the Issuer to purchase the Mortgage Collateral from the
                               Depositor. See "USE OF PROCEEDS."

Ratings......................  It is a condition of issuance that the Class A-1 Notes be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's")
                               and "AAA" by Standard & Poor's Ratings Services ("Standard &
                               Poor's"); the Class A-2 Notes be rated at least "Aa2" by
                               Moody's and "AA+" by Standard & Poor's; the Class A-3 Notes
                               be rated at least "A2" by Moody's and "AA" by Standard &
                               Poor's; and the Class A-4 Notes be rated at least "Baa2" by
                               Moody's and "BBB" by Standard & Poor's. The rating of each
                               Class of Notes by Standard & Poor's addresses the likelihood of timely payment of interest and the ultimate payment of
                               principal on the Notes. The rating of each Class of Notes by
                               Moody's addresses the likelihood of the ultimate payment of principal and interest on the Notes. A security rating is
                               not a recommendation to buy, sell or hold the Notes. See
                               "NOTE RATINGS."

                                  RISK FACTORS

    Prospective investors should consider the following risk factors in considering the purchase of Notes.

LIMITED LIQUIDITY OF NOTES

    There currently is no secondary market for the Notes. The Underwriters intend to make a market in the Notes but are not obligated to do so. There can be no assurance that such a market will develop or, if one does develop, that it will provide Noteholders with liquidity of investment or will continue for the life of the Notes. Further, no application will be made to list the Notes on any securities exchange. Accordingly, the liquidity of the Notes may be limited.

LIMITED ASSETS OF THE ISSUER

    The Notes will represent obligations of the Issuer, whose assets will consist solely of the Collateral pledged as security under the Indenture. No recourse is available with respect to payments on the Notes to the Depositor, Jim Walter Homes, or any other affiliate of the Depositor. If the Issuer is unable to make the payments due on the Notes and an Event of Default under the Indenture occurs and the maturity of the Notes is accelerated, it is unlikely that the Issuer will be able to pay the accelerated principal amount due on the Notes at the time of acceleration. None of the Notes or the Accounts will be guaranteed or insured by any governmental instrumentality or any other entity.

RISKS IN THE EVENT OF INSOLVENCY OF THE DEPOSITOR


    Under the Purchase and Sale Agreement, the Depositor will represent and warrant that it has validly sold and assigned to the Issuer all of its right, title and interest in the Accounts. However, if, in a bankruptcy proceeding involving the Depositor, a bankruptcy trustee, the Depositor as debtor in possession or a creditor of the Depositor were to take the position that (i) the transfer of the Accounts to the Issuer should be recharacterized as a transfer for security rather than a sale or (ii) the assets of the Issuer (including the Mortgage Collateral) should be substantively consolidated into the bankruptcy estate of the Depositor, then delays in payments on the Notes could occur and (should the bankruptcy court rule in favor of such bankruptcy trustee, debtor in possession or creditor) reductions in payments on the Notes could result. It is possible that the risk of recharacterizing the sale of the Accounts as a transfer for security is increased by the position to be taken by the Depositor that the transfer of the Accounts is not a sale under generally accepted accounting principles or for income and other tax purposes and that the risk of substantive consolidation is increased by the fact that the Issuer is a trust of which the Depositor is the sole beneficiary.



    The Purchase and Sale Agreement will provide that, if the intended sale is recharacterized as a transfer for security, then the Depositor thereby grants to the Issuer a security interest in the Mortgage Collateral. To the extent that the Depositor is deemed to have granted a security interest in the Accounts to the Issuer and such security interest was validly perfected (see "Grant of Security Interest In Mortgage Collateral; Risks of Defective Security Interest" below) more than 90 days prior to any insolvency of the Depositor, was not granted or taken with the intent to hinder, delay or defraud the Depositor or its creditors and has been validly assigned to the Indenture Trustee, such security interest should not be subject to avoidance in the event of the insolvency of the Depositor. In such event, while payments already made to the Indenture Trustee with respect to the Accounts should not be subject to recovery by a bankruptcy trustee of the Depositor, delays in payments on the Notes and possible reductions in the amount of those payments could occur.



LIMITED RIGHTS OF SUBORDINATE NOTEHOLDERS



    No holder of any Class of Notes will have the right to declare the principal of the Notes to be immediately due and payable other than (i) on or prior to the Maturity Date, the holders entitled to 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding and (ii) after the Maturity Date, the holders entitled to 66 2/3% of the Voting Rights of any Class of Notes (provided that the holders entitled to 66 2/3% of each Class of Notes with a lower numerical Class designation consent). See "THE INDENTURE--Rights Upon Event of Default." In addition, no holder of any Class of Notes will have the right to petition or otherwise invoke any court or government proceeding for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law other than (i) on or prior to the Maturity Date, the holders entitled to 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding and (ii) after the Maturity Date, the holders entitled to 100% of the Voting Rights of any Class of Notes (provided that the holders entitled to 100% of each Class of Notes with a lower numerical designation consent). See "THE INDENTURE--Non-Petition."


LIMITED OVERCOLLATERALIZATION

    As of the Cut-Off Date, the aggregate Economic Balance of the Accounts (the "Aggregate Economic Balance") was approximately $462,287,289. On each Payment Date prior to the Target Overcollateralization Date, unless there exists an uncured Trigger Event, Available Funds (which are net of Issuer Expenses), if any, in excess of the amount of interest due on the Notes on such Payment Date ("Remaining Available Funds") will be applied to pay principal of the Notes in accordance with the Available Funds Allocation as set forth under "DESCRIPTION OF THE NOTES--Interest and Principal Payments" which, in the absence of losses or delinquencies on the Accounts, will have the effect of increasing the level of overcollateralization from the original level. The Notes will be overcollateralized by the Accounts to the extent, if any, by which (a) the aggregate Economic Balance of the Accounts exceeds (b) the outstanding principal amount of the Notes. The amount of such overcollateralization will be reduced or eliminated to the extent that losses incurred in respect of defaulted Accounts, together with payments on the Accounts, cause the Economic Balance of the Accounts to decline more than the principal amount of the Notes declines on account of payments of principal thereon. If the protection afforded to the Notes by such overcollateralization were to be exhausted, and the Accounts incurred further losses, such losses would be allocated first to the Class A-4 Notes, then to the Class A-3 Notes, then to the Class A-2 Notes and finally to the Class A-1 Notes, in each case until the principal balance of such Class of Notes has been reduced to zero. See "THE ACCOUNTS" and "DESCRIPTION OF THE NOTES--Interest and Principal Payments."

RISKS OF SUBORDINATION

    The protection afforded to the holders of the Class A-1, Class A-2 and Class A-3 Notes by means of subordination will be accomplished by (i) the allocation of losses on the Accounts to the Classes of Notes in reverse order of their numerical Class designations and (ii) with respect to interest, the application of the Available Funds on each Payment Date in the sequential order provided by the Available Funds Allocation. The rights of the holders of the Class A-2 Notes to receive payments of interest on the Class A-2 Notes will be subordinated to such rights of the holders of the Class A-1 Notes; the rights of the holders of the Class A-3 Notes to receive payments of interest will be subordinated to such rights of the holders of the Class A-1 and Class A-2 Notes; and the rights of the holders of the Class A-4 Notes to receive payments of interest will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class A-3 Notes, all to the extent described herein under "DESCRIPTION OF THE NOTES-- Interest and Principal Payments." Accordingly, on any Payment Date any deficiency in the availability of funds to pay interest or principal on the Notes will result in shortfalls in the payment of the Notes first to the Class A-4 Notes, then to the Class A-3 Notes, then to the Class A-2 Notes and then to the Class A-1 Notes. Further, in the event that the overcollateralization described above is exhausted, any losses on the Accounts will be similarly allocated to the Classes of Notes in reverse numerical order.

NO ADVANCE OBLIGATION

    Since neither the Servicer nor any other party is required to advance delinquent payments on the Accounts, significant delinquencies (especially if combined with substantial losses on the Accounts) may result in the inability to make full payments of interest to all Classes of Notes on a Payment Date. Because Available Funds are allocated on each Payment Date to the Classes of Notes in the order of their numerical Class designations, the more subordinate Classes of Notes are more likely to suffer any such shortfalls than the more senior Classes of Notes.

LOSSES ON ACCOUNTS

    In most cases, amounts realized upon resale of repossessed properties may be less than the outstanding Economic Balances of the related Accounts at the time of repossession. In addition, certain states have adopted statutes limiting the right of mortgagees to obtain deficiency judgments against customers following foreclosure. In the event that the amount realized upon resale is less than the outstanding Economic Balance of the related Account, the Servicer may be unable to collect the amount of such deficiency. If losses incurred in connection with repossessing homes are at levels higher than those historically experienced, the ability of the Issuer to make required payments on the Notes may be adversely affected and the Noteholders may incur a loss on their investment. See "THE ACCOUNTS" and "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Anti-Deficiency Legislation and Other Limitations on Creditors."

MORTGAGE COLLATERAL INCLUDES DELINQUENT ACCOUNTS

    As of the Cut-Off Date, approximately 0.98%, 0.55% and 2.67% of the Accounts as a percentage of total Accounts had payments which were past due 31-60 days, 61-90 days and 91 or more days, respectively. 2.08% of the Accounts were in foreclosure. Accounts which are in foreclosure or bankruptcy continue to be included in the applicable delinquency categories described in the preceding sentence. See "DESCRIPTION OF THE ACCOUNTS--Servicing" and "--Repossessions." Investors should consider the risk that any of the Accounts may become defaulted Accounts and subsequently the properties securing such Accounts may become repossessed properties. See "--Losses on Accounts." Defaults by homeowners on the Accounts may result in the failure of the Noteholders on a given Payment Date to receive payments in full in respect of interest or principal. The allocation of losses on the Accounts to the Classes of Notes in reverse order of their numerical designations may more likely result in a reduction of the principal balance of the more subordinate Classes of Notes than of the more senior Classes of Notes without a corresponding payment of principal thereon. See "--Risks of Subordination." Such events may cause a significant delay in the receipt of principal by the holders of the more subordinate Classes of Notes, or may cause such Classes of Notes to fail to receive any payment in respect of principal, and to a lesser extent, interest, on a given Payment Date.

EFFECT OF PREPAYMENTS ON YIELD AND WEIGHTED AVERAGE LIFE

    The weighted average life and the maturity of each Class of the Notes will be affected by the prepayment experience on the Accounts and the rate and frequency of delinquencies of payments due on the Accounts. Prepayments on the Accounts may be influenced by a variety of economic, geographic, social and other factors, including national and local economic conditions, repossessions, aging, seasonality and interest rates. Other factors affecting prepayments on the Accounts include changes in housing needs, job transfers and unemployment. Liquidations of defaulted Accounts are generally expected to result in resale of the repossessed properties and the subsequent origination of new Accounts rather than cash. In general, if prevailing interest rates fall significantly below the effective financing rates on the Accounts, the rate of prepayments on the Accounts is likely to be higher than if prevailing interest rates remain close to or above the effective financing rates borne by such Accounts. Conversely, if prevailing interest rates rise above the effective financing rates on such Accounts, the rate of prepayment would be expected to decrease. As noted above, no party is required to advance delinquent payments on the Accounts. Even if Available Funds are sufficient to make full payments of interest on all Classes of Notes, any such delinquencies will reduce the amount of Remaining Available Funds available to make payments of principal in respect of the Notes. Any such delinquencies occurring on or prior to the Target Overcollateralization Date or during the existence of an uncured Trigger Event will have the effect of extending the weighted average lives of all Classes of Notes. Following the Target Overcollateralization Date, any such delinquencies may have the effect of extending the weighted average lives of all Classes of Notes to the extent that such delinquencies exceed the amount otherwise distributable to the owner of the beneficial interest in the Issuer. See "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes."

    If Notes are purchased at a discount or a premium to their principal balance and the purchaser calculates its anticipated yield to maturity based upon an assumed rate of payment of principal that is faster or slower than that actually experienced, the purchaser's actual yield to maturity will be different from that initially calculated by the purchaser. Investors bear the risk of not being able to reinvest payments of principal at a yield at least equal to the interest rate borne by the Notes.

CONSUMER PROTECTION LAWS AND RISK OF CONSUMER LITIGATION

    The Accounts are subject to any claims or defenses that a customer may have against Jim Walter Homes in connection with the sale, financing and construction of such customer's home. Accordingly, the Servicer may not be able to recover the amount due on an Account if a customer successfully asserts such claims or defenses. See "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Consumer Protection Laws."

    In May 1991, 444 plaintiffs filed a group action in a Texas state court and named as defendants, among others, Mid-State Trust II (which had purchased almost all of the plaintiffs' accounts from Mid-State) and its trustee, Wilmington Trust Company. The plaintiffs sought damages, based upon certain alleged construction defects, for common law fraud and for violation of the Texas Deceptive Trade Practices Act and the Texas Consumer Credit Code, as well as injunctive relief to prevent Mid-State Trust II from foreclosing or attempting to collect on any of the related accounts. Such litigation was settled pursuant to a court-approved settlement agreement in July 1995. The settlement amount was approximately $3,600,000 in account balance reductions, plus an approximate aggregate amount of $27,500 cash to certain homeowner claimants and $2,900,000 as attorney's fees. In August 1993, the purchasers of three homes in South Carolina instituted a class action against Jim Walter Homes and Mid-State for alleged defects in their homes and claims under the South Carolina Consumer Protection Code (the "South Carolina Code"). The class of plaintiffs included approximately 1600 homeowners whose homes were completed after December 27, 1989. The plaintiffs alleged violations of certain provisions of the South Carolina Code relating to the right of homeowners to choose an attorney to represent them in the closing of the purchase of their homes. In May 1995, the bankruptcy court approved a settlement of such class action, which essentially provided for (i) a reduction in the balances owed by the class of plaintiffs on the accounts in the aggregate principal amount of approximately $15.5 million; (ii) cash disbursements of $1,000 each (with an aggregate cap of $300,000) to certain classes of former homeowners who no longer had balances on their accounts; (iii) waiver of the first two months' payments on the related accounts after the settlement was implemented; and (iv) legal fees and expenses for the plaintiffs' counsel in an amount less than $3 million. In February 1995, Jim Walter Homes and Mid-State filed an adversary action for declaratory judgment in the bankruptcy court in Tampa, Florida against all South Carolina homeowners who purchased their homes between July 1, 1982 and December 27, 1989. The complaint in the adversary action sought a declaration that Jim Walter Homes and Mid-State did not violate the South Carolina Code. The adversary action was settled for $3,000,000. The legal fees incurred by Jim Walter Homes and Mid-State for such action were approximately $360,000. Since the litigation described in this paragraph has been concluded, the Issuer does not believe that such litigation will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes or the Depositor.

    No group or class action litigation is currently pending or, to the knowledge of the Issuer, threatened, against Jim Walter Homes or Mid-State. In the event that similar actions are brought in Texas, South Carolina or other jurisdictions involving other accounts, possibly including Accounts to be sold to the Issuer, it is possible that the Trust would be named a party thereto and the costs associated with such a litigation could adversely affect payments on the Notes.

    Jim Walter Homes and/or the Depositor are party to a number of other lawsuits arising in the ordinary course of their businesses. While the results of litigation cannot be predicted with certainty, the Issuer believes, based on its assessments of the likelihood of prevailing in such litigation and the magnitude of potential damages, that the final outcome of such other litigation will not have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes or the Depositor.

DEPENDENCE ON SERVICER

    The effective servicing of the Accounts requires a significantly greater local presence and number of employees than does the servicing of traditional mortgage loans. In addition, although the Servicing Agreement does not allow the Servicer to resign except under limited circumstances, it does permit the Issuer, the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes to remove the Servicer under certain limited circumstances. If Mid-State were removed as Servicer, Mid-State's and Jim Walter Homes' system and expertise may be difficult for a successor servicer to replicate, and collections and recoveries on the Accounts may be adversely affected. See "THE SERVICING AGREEMENT."


GRANT OF SECURITY INTEREST IN MORTGAGE COLLATERAL; RISKS OF DEFECTIVE SECURITY
  INTEREST


    The Issuer will grant to the Indenture Trustee, on behalf of the Noteholders, a security interest in the promissory notes, building and installment sale contracts and other security agreements underlying each Account comprising the Mortgage Collateral. Local counsel in those jurisdictions where greater than 1% (based on the Aggregate Economic Balance as of the Cut-Off Date) of all the Mortgaged Properties are located ("Local Counsel") will render opinions to the effect that, subject to customary exceptions regarding enforcement of remedies in bankruptcy and the effect of equitable principles, and assuming that certain procedures described therein related to the execution, delivery and recordation of the mortgages and other documents relating to the Accounts and the collateral assignment of such documents to the Indenture Trustee are followed, the Indenture Trustee will have a valid assignment of the mortgages, deeds of trust and similar security instruments included in the Mortgage Collateral that were originated in each of their respective jurisdictions. After the issuance of the Notes, the Indenture Trustee and the Issuer intend to comply with the procedures set forth in such opinions. In addition, the Issuer intends to comply with procedures customarily followed by mortgage lenders and recommended by Local Counsel with respect to the creation and perfection in favor of the Indenture Trustee of a lien on the promissory notes and building and installment sale contracts and other security agreements included in the Mortgage Collateral and collections thereof. However, there can be no assurance that such procedures will be adequate to create and perfect a security interest in all items included in the Mortgage Collateral and all amounts in the Collection Account. If the security interest of the Indenture Trustee is challenged, delays in payments on the Notes and possible reductions in the amount of payments of principal of, and interest on, the Notes could occur.

RISKS OF UNDERWRITING PRACTICES

    As described herein under "THE ACCOUNTS--Underwriting and Credit Policies," Jim Walter Homes does not obtain independent third-party appraisals or title insurance in connection with the origination of accounts. Any losses resulting from the inadequacy of the property or failures of title, to the extent that such losses exceed the overcollateralization described above under "--Limited Overcollateralization," will be borne by the holders of the Notes.

                                 THE DEPOSITOR

    The Depositor was established in 1958 to purchase mortgage installment notes from Jim Walter Homes relating to homes constructed and sold by Jim Walter Homes and its predecessor and to service such installment notes. Jim Walter Homes currently is the eighth largest builder of single-family detached housing in the nation. Over 96% of the homes sold by Jim Walter Homes are financed by Jim Walter Homes, which sells the related accounts to Mid-State. As of the Cut-Off Date, the Depositor's mortgage portfolio (including mortgage indebtedness sold to others and serviced by the Depositor) had an aggregate Economic Balance of approximately $2.021 billion. Each of Jim Walter Homes and the Depositor is an indirect wholly-owned subsidiary of Walter Industries. The offices of the Depositor are located at 1500 North Dale Mabry Highway, Tampa, Florida 33607.

    In December 1989, Walter Industries and 31 of its subsidiaries, including the Depositor, each filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court for the Middle District of Florida, Tampa Division. In March 1995, Walter Industries and its subsidiaries, including the Depositor, emerged from bankruptcy pursuant to an Amended Joint Plan of Reorganization dated December 9, 1994 as modified on March 1, 1995. Pursuant to such plan, Walter Industries and its subsidiaries, including the Depositor, have repaid substantially all of their unsecured claims and senior and subordinated indebtedness subject to the Chapter 11 proceedings. Since the Chapter 11 proceedings described above are completed, the Issuer does not believe that such proceedings will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes or the Depositor.

                                   THE ISSUER

ISSUER

    The Issuer has been created pursuant to the Trust Agreement between the Depositor and the Owner Trustee. Under the terms of the Trust Agreement, the Depositor has conveyed to the Owner Trustee a nominal amount of cash to establish the Trust. In exchange, the Depositor has received certificates evidencing beneficial ownership of the Trust created under such agreement. On the Closing Date, the Issuer will purchase the Accounts from the Depositor with the net proceeds from the sale of the Notes. The Issuer will pledge the Accounts to the Indenture Trustee, for the benefit of the Noteholders, as security for the Notes. See "USE OF PROCEEDS." Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership in the Issuer to another entity or entities.

    The Trust Agreement provides that the Issuer may not conduct any activities other than those related to the issuance and sale of Notes, the purchase of the Accounts, the financing of properties repossessed by the Issuer, the investment of certain funds in Eligible Investments, as described under "SECURITY-- Mortgage Collateral--Investment of Funds", and such other limited activities as may be required in connection with reports and payments to holders of the Notes and the beneficial interest of the Trust. See "SECURITY--Mortgage Collateral--Investment of Funds." Neither the Owner Trustee in its individual capacity nor the holders of the beneficial interest of the Trust are liable for payment of principal of or interest on the Notes and each holder of Notes will be deemed to have released the Owner Trustee and each holder of the beneficial interest of the Trust from any such liability. The Trust Agreement provides that the Trust will terminate upon the earlier to occur of (i) the final sale or disposition of the trust estate and the distribution of all proceeds thereof to the owners or (ii) 21 years less one day following the death of the survivor of certain individuals described in the Trust Agreement, but in no event later than April 1, 2062.

    It is not contemplated that annual or other regular meetings of the Noteholders will be held. The Indenture, however, permits Holders of a certain percentage of principal amount of each Class of Notes to approve certain amendments to the Indenture and, in certain circumstances, to declare the principal of the Notes due and payable. See "THE INDENTURE--Modification of Indenture" and "--Rights Upon Event of Default."

                                USE OF PROCEEDS

    The proceeds from the sale of the Notes will be used by the Issuer to purchase the Accounts and to pay the expenses of the offering. The Depositor will use a portion of the net proceeds from its sale of the Accounts to purchase the Accounts from Mid-State Trust V and the remainder for general corporate purposes. Mid-State Trust V is a Delaware business trust organized on February 27, 1995 for which Mid-State is the depositor. The Accounts have been owned and will be owned by Mid-State Trust V until the Closing Date. The price the Issuer pays for the Accounts will represent the net proceeds from the sale of the Notes.

            DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION

EXPENSES

    Substantially all of the anticipated expenses of the Issuer will consist of interest payments due on the Notes and amounts payable for the Issuer's operating expenses (including, without limitation, amounts payable under the Indenture, the Trust Agreement and the Servicing Agreement that may be payable by the Trust). Payments on the Accounts are intended to be sufficient to make timely payments of interest on the Notes and to retire the Notes not later than the Maturity Date.

CAPITAL RESOURCES AND LIQUIDITY

    The primary sources of the Issuer's funds will be collections in respect of the Accounts and reinvestment income therefrom. The Issuer is expected to have sufficient liquidity and capital resources to make timely payments of interest on the Notes and to retire the Notes not later than the Maturity Date. See "DESCRIPTION OF THE NOTES--Interest and Principal Payments" and "SECURITY."

RESULTS OF OPERATIONS

    The Issuer's results of operations will depend primarily on the rate at which payments are made on the Accounts, the level of income from reinvestment of payments on the Accounts and the level of the Issuer's operating expenses.

IMPACT OF INFLATION AND CHANGING PRICES

    Inflation and increased prices may result in increases in the level of the Issuer's operating expenses. However, such increases may be offset, in whole or in part, by increases in income from reinvestment of payments on the Mortgage Collateral. See "SECURITY."

                                  THE ACCOUNTS

HOMEBUILDING ACTIVITIES

    All of the Accounts were originated by Jim Walter Homes. Jim Walter Homes is in the business of marketing and supervising the construction of standardized, partially finished, detached, single-family residential homes. The homes are sold directly to customers through approximately 109 branch offices, serving approximately 24 states, primarily in the southern region of the United States. A home is constructed on the customer's land only after a building contract has been entered into and Jim Walter

Homes is satisfied that the customer has clear title to the land and that the site is suitable for building. Currently, Jim Walter Homes offers over 30 models of homes in various stages of completion ranging from a "shell" to a "90% completed" home. A shell is a home completed on the outside with rough floors, partition studding and closet framing but without interior walls, floor finishing, plumbing, electrical wiring and fixtures, doors and cabinetry. A 90% completed home has a completed interior except for interior paint, floor covering and utility hook-up.

    Jim Walter Homes is a contractor rather than a developer, does not own or sell land to customers except in connection with resales of repossessed homes and does not maintain its own construction crews. Local independent contractors construct the homes using their own construction crews. Jim Walter Homes' employees, however, supervise construction to ensure that it conforms to its specifications. The following chart shows the sales volume of Jim Walter Homes and the percent of homes sold in three stages of completion for fiscal years 1978 to 1996 and for the nine months ended February 28, 1997:

                            HOMEBUILDING ACTIVITIES

                                                                   PERCENT OF
                                                                   UNIT SALES
                                                                  -------------
                                                          UNITS        VARIOUS 90%
                                                          SOLD    SHELL STAGES COMPLETE
                                                         -------  ---  ---  ---
Nine Months Ended February 28, 1997....................    2,958  10%   1%  89%


     FISCAL YEAR ENDED MAY 31
-------------------------------------------------------
1996...................................................    3,760  18    4   78
1995...................................................    4,126  25    9   66
1994...................................................    4,331  23   10   67
1993...................................................    4,784  26   12   62
1992...................................................    5,305  29   13   58
1991...................................................    5,229  30   13   57
1990...................................................    5,213  30   11   59
1989...................................................    5,126  27    9   64
1988 (nine months).....................................    4,240  28    7   65

     FISCAL YEAR ENDED AUGUST 31
-------------------------------------------------------
1987...................................................    6,100  30   10   60
1986...................................................    6,403  28   12   60
1985...................................................    7,203  43   25   32
1984...................................................    7,809  37   25   38
1983...................................................    8,706  27   33   40
1982...................................................   10,267  26   34   40
1981...................................................    9,226  27   37   36
1980...................................................   10,095  27   36   37
1979...................................................    9,358  21   38   41
1978...................................................    8,952  20   38   42

    Jim Walter Homes' business has tended to be countercyclical to national home construction activity when interest rates are high. In times of high interest rates and limited availability of mortgage funds that result in limited new home construction, Jim Walter Homes' volume of home sales tends to increase due to the favorable financing it offers. During the period from 1982 through 1997 mortgage rates have generally declined substantially, creating greater competition for Jim Walter Homes.

UNDERWRITING AND CREDIT POLICIES

    Substantially all homes Jim Walter Homes sells are purchased with financing it arranges. Generally, 100% of the purchase price is financed. To qualify for financing a potential customer must provide information concerning his or her monthly income and employment history as well as a legal description of and evidence that the customer owns the land on which the home is to be built. A customer's income and employment usually are verified through telephone conversations with such customer's employer and by examining his or her pay stubs, W2 forms or, if the customer is self-employed, income tax returns. An applicant must have a minimum of one year's continuous employment or, if he or she has changed jobs, the new job must be in the same field of work. Only a small percentage of secondary income (second jobs or part-time work) is utilized in qualifying applicants. Ownership of the land is verified by examining the title record. In addition, Jim Walter Homes' credit department obtains a credit report. If a favorable report is obtained and the required monthly payment does not exceed 25% of the customer's monthly gross income, the application usually is approved and a building or installment sale contract is executed, a title report is ordered and frequently a survey of the property is made. Surveys are performed by independent registered surveyors when, in the opinion of Jim Walter Homes, additional information beyond examination of the title record is needed. Such additional information is primarily concerned with verification of legal description, ownership of land and existence of any encroachments. Jim Walter Homes does not use a point or grade credit scoring system. Particular attention is paid to the credit information for the most recent three to five years. Attention is also given to the customer's total indebtedness and total other monthly payments on a judgmental basis by the credit department. The customer's credit standing is considered favorable if the employment history, income and credit report meet the aforementioned criteria. The building and installment sale contract is subject to (i) except in the State of Texas, executing a promissory note which is secured by a first lien on the land and the home to be built, (ii) executing a mortgage, deed of trust, mechanic's lien contract or other security instrument, (iii) receiving a satisfactory title report, (iv) inspecting the land to determine that it is suitable for building and (v) obtaining required permits. Although the mortgages, deeds of trust and similar security instruments constitute a first lien on the land and the home to be built, such security instruments are not insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs or otherwise insured or guaranteed.

    Jim Walter Homes does not obtain appraisals or title insurance. Although consideration is given to the ratio of the amount financed to the estimated value of the home and the land securing such amount, there is no explicit appraisal-based loan-to-value test. However, there is a requirement that the value of the lot on which the home is to be built, as estimated solely on the basis of Jim Walter Homes' mortgage servicing division employees' experience and knowledge, be at least equal to 10% of the cash selling price of the home. Before occupying a new home, the customer must complete the utility and sewer hook-ups, and any of the other components not purchased from Jim Walter Homes, arrange for the building inspection and, if required, obtain a certificate of occupancy. Upon construction of a new home to the agreed-upon percentage of completion, Jim Walter Homes conveys the Account represented thereby, including the underlying documents related thereto, to the Depositor in the ordinary course of business.

    In April 1988 the Depositor sold accounts having an aggregate Economic Balance of approximately $1.75 billion to Mid-State Trust II; in July 1992 the Depositor sold accounts having an aggregate Economic Balance of approximately $301 million to Mid-State Trust III; in March 1995 the Depositor sold accounts having an aggregate Economic Balance of approximately $827 million to Mid-State Trust IV. Each of Mid-State Trust II, Mid-State Trust III, and Mid-State Trust IV securitized their accounts in registered public offerings under the federal securities laws. As of the Cut-Off Date, there were 9,220 accounts (the "Trust V Accounts") owned by Mid-State Trust V, with an aggregate Economic Balance of approximately $462,287,289. The Trust V Accounts were sold by the Depositor to Mid-State Trust V. Mid-State Trust V is party to a warehouse financing with Enterprise Funding Corporation ("Enterprise") whereby Enterprise is obligated to provide up to $500,000,000 of financing, from time to time (as of April 30, 1997, approximately $355,000,000 was outstanding), to Mid-State Trust V. The operations of Enterprise are administered by an affiliate of NationsBanc Capital Markets, Inc., one of the Underwriters. The amounts outstanding under such facility are currently secured by the Trust V Accounts. At the Closing Date, all of the Trust V Accounts will be released from the warehouse facility and Mid-State Trust V will transfer such accounts to the Depositor which accounts will, in turn, be sold to the Issuer and will thereafter constitute the Accounts. The Enterprise warehouse facility will continue to remain available to Mid-State Trust V after the transfer of Trust V Accounts to the Depositor. The Issuer does not intend to enter into any comparable warehouse financing facility.

    Each of Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV and Mid-State Trust V is a Delaware business trust for which Mid-State is the depositor. The Depositor continues to service those accounts, and Jim Walter Homes continues to act as subservicer. (The accounts owned by Mid-State Trust II, Mid-State Trust III and Mid-State Trust IV are reflected in some of the tables in this section but are not security for the Notes and will not benefit the Noteholders in any way). As used herein, the term "account" includes building and installment sale contracts, related mortgages, mechanic's lien contracts and other security agreements and promissory notes originated by Jim Walter Homes, including the accounts sold to Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV and Mid-State Trust V.

    The following table summarizes certain aggregate characteristics of the portfolio of the accounts during the last 19 fiscal years. The amounts presented are the gross receivable amounts which consist of the amount financed and the total dollar amount of finance charges to be paid over the duration of the related accounts ("Gross Receivable Amount"). Although account production has declined in recent years, the table shows that the aggregate balance of the portfolio and scheduled payments thereon have generally increased due to higher average sales prices resulting from the sale of larger models and a greater percentage of 90% complete homes sold. The table also shows that repossessions increased during the early 1990's due to unfavorable economic conditions, including the real estate market, but since 1992 have generally declined. The information presented summarizes the aggregate characteristics of such accounts at the times indicated and is not intended to reflect characteristics of the Mortgage Collateral.

                        CERTAIN ACCOUNT CHARACTERISTICS

                                             ACCOUNT          AGGREGATE
                                            PRODUCTION         ANNUAL                                      ACCOUNT
                                       --------------------   SCHEDULED                                     SALES        ENDING
                                          NEW      RESALES    PAYMENTS    REPOSSESSIONS  PREPAYMENTS    (REPURCHASES)    BALANCE
                                       ---------  ---------  -----------  -------------  ------------  ---------------  ---------
                                                                         (DOLLARS IN THOUSANDS)
Nine Months Ended
February 28, 1997....................    420,921    101,081     205,733     $  96,934     $  176,846         --         $4,250,741
  FISCAL YEAR ENDED MAY 31,
1996.................................    506,604    116,314     318,201       119,790        233,541         --         4,208,252
1995.................................    527,230    130,687     285,780       128,897        162,414         --         4,256,866
1994.................................    516,822    118,703     292,117       123,882        230,802         --         4,176,040
1993.................................    538,172    128,088     290,548       127,468        125,368        (11,810)    4,187,316
1992.................................    551,894    123,715     272,149       131,635         84,988         (7,981)    4,052,630
1991.................................    514,849    109,762     262,908       118,954         58,952         --         3,857,812
1990.................................    470,725    104,913     248,901       110,971         57,140        (10,616)    3,674,015
1989.................................    420,170    105,846     231,651       127,080         59,163         --         3,504,773
1988 (nine months)...................    329,526     67,433     168,430        88,553         39,984         --         3,396,651
  FISCAL YEAR ENDED AUGUST 31
1987.................................    461,181    100,104     210,058       121,110         64,382         --         3,296,659
1986.................................    473,599     90,215     194,142       102,951         49,058         --         3,130,924
1985.................................    522,706     76,093     176,449        84,018         35,602         --         2,913,261
1984.................................    545,715     69,817     165,105        76,496         33,113        136,738     2,610,531
1983.................................    591,928     65,443     148,352        69,212         25,109        156,631     2,406,451
1982.................................    669,757     46,656     148,373        45,552         18,879        214,759     2,148,384
1981.................................    501,329     42,974     136,242        39,841         28,101         --         1,859,534
1980.................................    428,515     32,999     115,047        34,585         28,657         --         1,519,415
1979.................................    341,512     31,043      97,405        34,296         39,342         --         1,236,190
1978.................................    282,170     30,868      95,843        33,592         45,727         --         1,034,678

DESCRIPTION OF ACCOUNTS

    With respect to sales of new homes, each Account (other than those originated in the State of Texas) is evidenced by a promissory note (each, a "Promissory Note"), a building contract (each, a "Building Contract"), a related mortgage and certain other security agreements and each Account originated in the State of Texas is evidenced by a retail installment contract (each, a "Texas Building Contract") and a mechanic's lien contract with power of sale (each, a "Mechanic's Lien Contract"). With respect to sales of repossessed homes, each Account (other than those originated in the State of Texas) is evidenced by a Promissory Note, a retail installment sales contract (each, a "Sales Contract," and together with the Building Contracts, "Retail Contracts"), a related mortgage and certain other security agreements and each Account originated in the State of Texas is evidenced by a retail installment sales contract (each, a "Texas Sales Contract," and together with the Texas Building Contracts, "Texas Contracts") and a deed with vendor's lien together with a purchase money deed of trust (collectively, each, a "Texas Resale Mortgage," and together with the Mechanic's Lien Contracts, "Texas Mortgages"). Each Account is secured by a first lien on a single-unit residential home and the real property on which such home is situated.

    Each Promissory Note and Texas Contract obligates the homeowner to pay the Gross Receivable Amount of the related Account. Each Promissory Note and Texas Contract generally requires equal monthly payments in amounts sufficient to amortize the Gross Receivable Amount over the term thereof. The terms of the Promissory Notes and Texas Contracts generally range from 144 to 360 months. The Promissory Notes do not have a stated interest rate and neither the Promissory Notes nor the Texas Contracts divide the monthly payments into interest and principal portions.

    Each Retail Contract and Texas Contract sets forth (i) the amount that is being financed by the related customer (generally the purchase price of the related home), (ii) the total finance charge that such customer will incur through the maturity date of the Promissory Note or the Texas Contract, as the case may be, and (iii) the annual percentage rate (the "Effective Financing Rate") used to calculate the total finance charge. Upon a prepayment in full by a customer or an acceleration of the amount owed by such customer under the Promissory Note or the Texas Contract, as the case may be, such customer will be entitled to receive a credit for any unearned finance charge (i.e., that portion of the total finance charge which has not yet been earned through the date of the prepayment or acceleration, calculated using either the actuarial or rule of 78s method, whichever provides for a greater recovery to the customer).

    The "Economic Balance" of an Account is the present value of the future scheduled monthly payments due on the Account. Such present value is calculated by discounting the remaining future scheduled monthly payments on an Account by the Effective Financing Rate thereof. The "Effective Financing Rate" is determined by calculating the discount rate which, when applied in a present value calculation, results in the present value of all originally scheduled monthly payments on such Account being equal to the original amount financed. In effect, the Economic Balance of an Account is the amount of principal that can be amortized by the installment payments due over the remaining term of the Account at the Effective Financing Rate. The Economic Balance of any Account as to which the related home has been repossessed and disposed of will be equal to $0 and such Account will be removed from the lien of the Indenture. The Economic Balance of any Account which is substituted (as described under "-- Recoveries" below) for an Account described in the preceding sentence will be calculated as described in this paragraph.

SERVICING

    Mid-State, as the Servicer, has serviced and expects to continue to service all Accounts from Tampa, Florida. Although the Servicer does not escrow payments for insurance premiums and real estate taxes, it monitors these payments by customers. Under the terms of the Servicing Agreement, the Servicer will be responsible for paying unpaid taxes and insurance premiums and recovering such amounts from customers or, in certain circumstances, from liquidation proceeds. See "THE SERVICING AGREEMENT-- Insurance; Taxes."

    Jim Walter Homes, pursuant to a subservicing agreement, has performed and will continue to perform substantially all field servicing activities, which include collecting or foreclosing on delinquent Accounts and reselling repossessed homes. Mid-State currently intends to continue to use Jim Walter Homes as a subservicer for such field servicing activities and to perform itself the remaining servicing activities. Any subservicer engaged by Mid-State other than Jim Walter Homes would be expected to have experience in servicing loans or accounts similar to the Accounts and to have sufficient financial resources to perform its duties. Each month the Servicer will send a delinquency list, which includes all Accounts which are past due, to the branch and regional offices of Jim Walter Homes. Representatives of Jim Walter Homes will contact the customer in person, by phone or by mail. If an Account becomes more than three months past due, generally, the customer surrenders the property or the Servicer commences foreclosure proceedings. Mid-State's current policy is to continue to show an Account as delinquent until it is brought current, the property is surrendered or foreclosure proceedings are completed.

    In the ordinary course of its business, Mid-State keeps historical delinquency, repossession and real estate owned information according to separate portfolios of accounts within the total portfolio. Mid-State, however, believes that the total portfolio information shows the average performance of its accounts over time, rather than a performance that might be affected by the relative seasoning of a separate portfolio. In the case of the delinquency and repossession experience, information as of the Cut-Off Date is given below for the Accounts separately. No assurance can be given, however, that the future experience of the Accounts will be comparable to the historical information set forth below.

    The following table summarizes the delinquency characteristics for all accounts owned or serviced by Mid-State (including, without limitation, the accounts owned by Mid-State Trust II, Mid-State Trust III,

Mid-State Trust IV and Mid-State Trust V) at the end of each of the past six fiscal years and at February 28, 1997. As of each such date, the table presents the number of delinquent accounts and the dollar amount (in millions) in Gross Receivable Amounts.

                                                               DELINQUENCIES AT MAY 31,
                     ------------------------------------------------------------------------------------------------------------
                             1991                  1992                  1993                  1994                  1995
                     --------------------  --------------------  --------------------  --------------------  --------------------
Accounts/Gross
  Receivable
  Amount (Dollars
    in Millions)...     85,418  $   3,858     88,751  $   4,053     88,977  $   4,187     83,945  $   4,176     80,182  $   4,257
Delinquencies(1) as
  a Percent of
  Accounts/Gross
  Receivable
  Amount:
  31-60 Days.......       1.30%      1.04%      1.36%      1.07%      1.30%      0.96%      1.30%      1.09%      1.66%      1.59%
  61-90 Days.......       0.62       0.55       0.57       0.52       0.51       0.45       0.61       0.55       0.54       0.53
  91 Days or more..       4.32       3.04       4.47       3.31       3.99       3.12       4.16       3.23       4.22       3.17
                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total (31 days or
  more)............       6.24%      4.63%      6.40%      4.90%      5.80%      4.53%      6.07%      4.87%      6.42%      5.29%
                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                              DELINQUENCIES
                                                    AT
                                                 FEBRUARY
                             1996                28, 1997
                     --------------------  --------------------
Accounts/Gross
  Receivable
  Amount (Dollars
    in Millions)...     76,112  $   4,208     73,542  $   4,251
Delinquencies(1) as
  a Percent of
  Accounts/Gross
  Receivable
  Amount:
  31-60 Days.......       1.28%      1.10%      1.26%      1.08%
  61-90 Days.......       0.63       0.62       0.56       0.64
  91 Days or more..       4.10       3.14       3.74       3.08
                     ---------  ---------  ---------  ---------
Total (31 days or
  more)............       6.01%      4.86%      5.56%      4.80%
                     ---------  ---------  ---------  ---------
                     ---------  ---------  ---------  ---------

------------------------

(1) Based on number of days elapsed since the contractual due date.

    As of the Cut-Off Date, the delinquency characteristics for the Accounts as a percentage of total Accounts and as a percentage of Gross Receivable Amounts of the Accounts, were, respectively, 0.98% and 0.92% for Accounts 31-60 days past due, 0.55% and 0.63% for Accounts 61-90 days past due, 2.67% and 2.55% for Accounts 91 days or more past due and 4.20% and 4.10% for all delinquent Accounts.

REPOSSESSIONS

    Repossessed property is rehabilitated, if necessary, and resold. The following table sets forth certain information concerning the repossession experience of accounts in the Depositor's servicing portfolio (including, without limitation, the accounts owned by Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV and Mid-State Trust V), for each of the past six fiscal years.

                                 REPOSSESSIONS

                                                                            FISCAL YEAR ENDED MAY 31,
                                                         ----------------------------------------------------------------
                                                           1991       1992       1993       1994       1995       1996
                                                         ---------  ---------  ---------  ---------  ---------  ---------
Total accounts outstanding.............................     85,418     88,751     88,977     83,945     80,182     76,112
Accounts repossessed...................................      2,224      2,379      2,180      1,963      1,914      1,676
Accounts repossessed as a percent of total number of
  accounts.............................................        2.6%       2.7%       2.5%       2.3%       2.4%       2.2%

    The Mortgage Collateral does not include any real estate which the Servicer had repossessed as of the Cut-Off Date. As of the Cut-Off Date, Accounts with an Economic Balance of $8,970,659, representing approximately 1.94% of the Aggregate Economic Balance were in foreclosure. Additionally, as of the Cut-Off Date, the obligors on Accounts with an Economic Balance of $17,011,143, representing approximately 3.68% of the Aggregate Economic Balance, were in bankruptcy or similar proceedings. Certain of these obligors nevertheless are making payments on the Accounts. As of the Cut-Off Date, the obligors on Accounts with an Economic Balance of $1,156,797, representing approximately 0.25% of the Aggregate Economic Balance, were not in foreclosure or bankruptcy, but were over 120 days delinquent.

RECOVERIES

    Generally, repossessed homes are remarketed by field collection personnel of Jim Walter Homes with assistance from its sales network for new homes. Typically, the homes are resold with little or no rehabilitation of the properties and, accordingly, cash expenditures are small. The majority of homes, including the land on which such homes are located, are resold for a down payment of generally less than $1,000 and a new account. All other repossessed homes are sold for cash.

    The Subservicing Agreement will require Jim Walter Homes to continue to perform remarketing services as it has in the past. In certain jurisdictions in which repossessed homes may be located, local laws require that persons selling real property be licensed real estate agents or brokers, unless such persons are selling real estate which they (or their employers) own. The field collection personnel of Jim Walter Homes are generally not licensed real estate agents or brokers. It is therefore necessary, with respect to repossessed homes located in such jurisdictions, for title to such repossessed homes to be taken, in whole or in part, in the name of Jim Walter Homes (rather than in the name of the Issuer) pending disposition. Upon disposition, the Trust will receive the cash proceeds, if any, and the new Accounts originated, in connection with resales of repossessed properties securing defaulted Accounts. In the event repossessed property is sold at a loss, such loss will be reflected in the accounting records of the Issuer. Depending on the age of the repossessed Account and other factors, such as the condition and location of the related repossessed property, the amount of a recovery (i.e., the amount of the new Account plus cash, if any) as a percentage of the Economic Balance will vary. The number of homes held as real estate owned is set forth in the following aging summary (which includes, without limitation, the homes held as real estate owned by Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV and Mid-State Trust V) for the past six fiscal years and the nine months ended February 28, 1997.

                               REAL ESTATE OWNED

                                                                             MAY 31,
                                                 ----------------------------------------------------------------   FEBRUARY 28,
                                                   1991       1992       1993       1994       1995       1996          1997
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------------
Real Estate Owned as a Percent of Accounts
  Outstanding
0-3 Months.....................................       0.11%      0.12%      0.06%      0.07%      0.05%      0.09%         0.12%
4-6 Months.....................................       0.04       0.03       0.01       0.01       0.01       0.02          0.02
More than 6 Months.............................       0.09       0.05       0.02       0.02       0.01       0.01          0.02
                                                       ---        ---        ---        ---        ---        ---           ---
      Total Real Estate Owned..................       0.24%      0.20%      0.09%      0.10%      0.07%      0.12%         0.16%
                                                       ---        ---        ---        ---        ---        ---           ---
                                                       ---        ---        ---        ---        ---        ---           ---

TIME TO RECOVERY

    The elapsed time between the initial delinquency of an account and the date the related home is resold can be divided into three stages: (i) delinquency as to monthly payment period, (ii) repossession period and (iii) real estate owned period. An account generally will be no more than three months delinquent before the Servicer commences foreclosure proceedings. If the Servicer anticipates that a payment will not be forthcoming, it may commence foreclosure proceedings when an account has been delinquent as little as two months. The Servicer estimates that approximately 25% of all repossessed homes are voluntarily surrendered during the delinquency period and, accordingly, avoid the repossession period, and it estimates that, although the time to recovery can vary considerably, the average time following initial delinquency until recovery is approximately ten months.

    Since no party is required to advance required payments on delinquent Accounts, any such delinquencies that exist at the end of a Collection Period immediately preceding any Payment Date will reduce the amount of Available Funds for the related Payment Date. See "RISK FACTORS--Limited Assets of the

Issuer," "--Limited Overcollateralization," "--Risks of Subordination," and "--Effect of Prepayments on Yield and Weighted Average Life."

                            THE MORTGAGE COLLATERAL

    The Mortgage Collateral which will secure the Notes consists of 9,220 Accounts, which comprise 12.5% of the accounts owned directly or indirectly by the Depositor on the Cut-Off Date. The Mortgage Collateral had an aggregate Economic Balance of approximately $462,287,289 as of the Cut-Off Date.


    Set forth below is a description of additional characteristics of the Accounts as of the Cut-Off Date. Such information does not reflect changes that may have occurred to the Accounts subsequent to the Cut-Off Date.


                    REMAINING YEARS TO MATURITY OF ACCOUNTS
                       COMPRISING THE MORTGAGE COLLATERAL
                                 8.50% ACCOUNTS

                                       0-15           16-20          21-25           26-30           TOTAL
                                   -------------  -------------  --------------  --------------  --------------
Number of Accounts...............             60            119           1,795           1,184           3,158
Average Economic Balance.........  $      52,754  $      56,218  $       48,899  $       73,517  $       58,478
Weighted Average Remaining Term
  (months)(1)....................            170            233             296             357             320
Weighted Average Effective
  Financing Rate.................           8.50%          8.50%           8.50%           8.50%           8.50%
Current Economic Balance.........  $   3,165,228  $   6,689,938  $   87,774,223  $   87,044,312  $  184,673,700
Original Economic Balance(2).....  $   3,191,765  $   6,733,290  $   88,120,075  $   87,211,940  $  185,257,070

                                10.00% ACCOUNTS

                                       0-15           16-20          21-25           26-30           TOTAL
                                   -------------  -------------  --------------  --------------  --------------
Number of Accounts...............            482          1,085           3,529             966           6,062
Average Economic Balance.........  $      30,253  $      35,881  $       44,448  $       69,610  $       45,796
Weighted Average Remaining Term
  (months)(1)....................            154            220             281             343             281
Weighted Average Effective
  Financing Rate.................           9.98%         10.00%          10.00%          10.00%          10.00%
Current Economic Balance.........  $  14,581,826  $  38,931,072  $  156,857,543  $   67,243,148  $  277,613,589
Original Economic Balance(2).....  $  15,595,569  $  40,074,426  $  159,037,307  $   67,772,520  $  282,479,822

------------------------

(1) The remaining term of an Account is based on the original term of the Account less the number of months elapsed between the first payment due date and the Cut-Off Date.

(2) The original Economic Balance for an Account is equal to the original Gross Receivable Amount less total original finance charges.

EFFECTIVE FINANCING RATE

    The Effective Financing Rates borne by 99.99% of the Accounts range from 8.49% to 10.00%. The weighted average Effective Financing Rate for the Accounts as of the Cut-Off Date is 9.40%.

TOTAL ACCOUNTS COMPRISING THE MORTGAGE COLLATERAL

    As of the Cut-Off Date, 8,962 Accounts having an Economic Balance of $452,747,773 are secured by homes representing new sales, and 258 Accounts having an Economic Balance of $9,539,516 are secured by homes that have been repossessed and resold.

    The following table sets forth at the Cut-Off Date the years of calculated scheduled final payment for the Accounts comprising the Mortgage Collateral:

                     CALCULATED SCHEDULED FINAL PAYMENT(1)

                                                                            NUMBER OF                 ECONOMIC
                                                                             ACCOUNTS                  BALANCE
                                                                      ----------------------  -------------------------
                                                                        NUMBER      PERCENT       AMOUNT       PERCENT
                                                                      -----------  ---------  --------------  ---------
Calendar Year of Calculated Scheduled Final Payment:
  1997-1998.........................................................           1        0.01% $        1,022      *
  1999-2000.........................................................           2        0.02          27,132       0.01%
  2001-2002.........................................................           2        0.02          30,632       0.01
  2003-2004.........................................................           8        0.09         108,140       0.02
  2005-2006.........................................................          37        0.40         842,506       0.18
  2007-2008.........................................................          98        1.06       3,064,490       0.66
  2009-2010.........................................................         201        2.18       6,831,456       1.48
  2011-2012.........................................................         244        2.65       8,069,070       1.75
  2013-2014.........................................................         209        2.27       7,448,267       1.61
  2015-2016.........................................................         828        8.98      32,261,439       6.98
  2017-2018.........................................................         415        4.50      16,004,845       3.46
  2019-2020.........................................................       2,189       23.74      97,536,409      21.10
  2021-2022.........................................................       2,836       30.76     135,774,421      29.37
  2023-2024.........................................................          51        0.55       2,734,771       0.59
  2025-2026.........................................................       1,598       17.33     114,095,142      24.68
  2027-2028.........................................................         501        5.43      37,457,547       8.10
                                                                           -----   ---------  --------------  ---------
    Total(2)........................................................       9,220      100.00% $  462,287,289     100.00%
                                                                           -----   ---------  --------------  ---------
                                                                           -----   ---------  --------------  ---------
  Weighted Average Period to Calculated Scheduled Final Payment: 24.7 years.

------------------------

* Indicates an amount greater than zero but less than 0.005% of the Aggregate Economic Balance.

(1) Calculated Scheduled Final Payment is determined by adding the original term of an Account to the first payment due date and subtracting one month.

(2) Percentages may not add to 100% due to rounding.

    The following three tables set forth the outstanding Economic Balance, the original Economic Balance and the years of origination of the Accounts comprising the Mortgage Collateral at the Cut-Off Date:

                          OUTSTANDING ECONOMIC BALANCE

                                                                            NUMBER                 OUTSTANDING
                                                                         OF ACCOUNTS            ECONOMIC BALANCE
                                                                    ----------------------  -------------------------
                                                                      NUMBER      PERCENT       AMOUNT       PERCENT
                                                                    -----------  ---------  --------------  ---------
Outstanding Economic Balance:
  $10,000 and less................................................          12        0.13% $       74,840       0.02%
  $10,001 to $20,000..............................................         142        1.54       2,364,405       0.51
  $20,001 to $30,000..............................................         702        7.61      17,841,969       3.86
  $30,001 to $40,000..............................................       1,819       19.73      64,680,525      13.99
  $40,001 to $50,000..............................................       2,452       26.59     110,324,383      23.86
  $50,001 to $60,000..............................................       1,609       17.45      87,861,287      19.01
  above $60,000...................................................       2,484       26.94     179,139,880      38.75
                                                                         -----   ---------  --------------  ---------
    Total (1).....................................................       9,220      100.00% $  462,287,289     100.00%
                                                                         -----   ---------  --------------  ---------
                                                                         -----   ---------  --------------  ---------

Average outstanding Economic Balance: $50,140.

------------------------

(1) Percentages may not add to 100% due to rounding.

                           ORIGINAL ECONOMIC BALANCE

                                                                            NUMBER                  ORIGINAL
                                                                         OF ACCOUNTS            ECONOMIC BALANCE
                                                                    ----------------------  -------------------------
                                                                      NUMBER      PERCENT       AMOUNT       PERCENT
                                                                    -----------  ---------  --------------  ---------
Original Economic Balance(1):
  $10,000 and less................................................          11        0.12% $       76,447       0.02%
  $10,001 to $20,000..............................................         121        1.31       2,056,989       0.44
  $20,001 to $30,000..............................................         634        6.88      16,214,619       3.47
  $30,001 to $40,000..............................................       1,756       19.05      62,468,185      13.36
  $40,001 to $50,000..............................................       2,478       26.88     111,520,882      23.84
  $50,001 to $60,000..............................................       1,657       17.97      90,429,418      19.33
  above $60,000...................................................       2,563       27.80     184,970,352      39.55
                                                                         -----   ---------  --------------  ---------
      Total (2)(3)................................................       9,220      100.00% $  467,736,892     100.00%
                                                                         -----   ---------  --------------  ---------
                                                                         -----   ---------  --------------  ---------

Average Original Economic Balance: $50,731.

------------------------

(1) With respect to 1,073 Accounts, representing 7.91% of the Aggregate Economic Balance as of the Cut-Off Date, the original Economic Balances stated above are as of the date the Economic Balances of such Accounts were reduced in connection with the settlement of the class action litigation in South Carolina in 1995 that is described under "RISK FACTORS--Consumer Protection Laws and Risk of Consumer Litigation."

(2) The original Economic Balance for an Account is equal to the original Gross Receivable Amount less total original finance charges.

(3) Percentages may not add to 100% due to rounding.

                              YEARS OF ORIGINATION


                                                                                             AGGREGATE ECONOMIC
                                                                                                BALANCE AS OF
                                                                  NUMBER OF ACCOUNTS            CUT-OFF DATE
                                                                -----------------------  ---------------------------
YEAR OF ORIGINATION (1)                                           NUMBER      PERCENT        AMOUNT        PERCENT
--------------------------------------------------------------  -----------  ----------  ---------------  ----------
1990..........................................................         191         2.07% $     5,916,845        1.28%
1991..........................................................         238         2.58        7,567,069        1.64
1992..........................................................         281         3.05        9,425,307        2.04
1993..........................................................         217         2.35        7,825,591        1.69
1994..........................................................         190         2.06        7,090,405        1.53
1995..........................................................       2,953        32.03      142,824,172       30.90
1996..........................................................       3,540        38.39      188,774,791       40.83
1997..........................................................       1,610        17.46       92,863,109       20.09
                                                                     -----   ----------  ---------------  ----------
Total(2)......................................................       9,220       100.00% $   462,287,289      100.00%
                                                                     -----   ----------  ---------------  ----------
                                                                     -----   ----------  ---------------  ----------


------------------------

(1) Calendar year in which the first payment on the Accounts became due.


(2) Percentages may not add to 100% due to rounding.


    The following table sets forth the geographical distribution of the Accounts comprising the Mortgage Collateral by state at the Cut-Off Date.

                           GEOGRAPHICAL DISTRIBUTION


                                                                                                     % OF AGGREGATE
                                                                                                        ECONOMIC
                                                                        % OF TOTAL     AGGREGATE         BALANCE
                                                            NUMBER OF    NUMBER OF      ECONOMIC         OF ALL
STATE                                                       ACCOUNTS     ACCOUNTS       BALANCE         ACCOUNTS
---------------------------------------------------------  -----------  -----------  --------------  ---------------
Alabama..................................................         811         8.80%  $   40,873,897          8.84%
Arizona..................................................          79         0.86        4,969,992          1.08
Arkansas.................................................         342         3.71       16,666,493          3.61
Florida..................................................         696         7.55       38,855,896          8.41
Georgia..................................................         549         5.95       30,066,093          6.50
Illinois.................................................           7         0.08          353,696          0.08
Indiana..................................................          38         0.41        2,310,826          0.50
Kentucky.................................................         181         1.96        9,591,365          2.07
Louisiana................................................         514         5.57       26,720,047          5.78
Maryland.................................................           1         0.01           38,129          0.01
Mississippi..............................................       1,212        13.15       54,880,125         11.87
Missouri.................................................          60         0.65        3,143,821          0.68
New Mexico...............................................          47         0.51        3,185,885          0.69
North Carolina...........................................         498         5.40       29,739,191          6.43
Ohio.....................................................          61         0.66        3,474,068          0.75
Oklahoma.................................................         232         2.52       12,354,486          2.67
South Carolina...........................................       1,603        17.39       64,219,585         13.89
Tennessee................................................         335         3.63       18,012,064          3.90
Texas....................................................       1,545        16.76       78,912,268         17.07
Virginia.................................................         273         2.96       16,235,362          3.51
West Virginia............................................         136         1.48        7,684,000          1.66
                                                                -----   -----------  --------------        ------
Total(1).................................................       9,220       100.00%  $  462,287,289        100.00%
                                                                -----   -----------  --------------        ------
                                                                -----   -----------  --------------        ------


------------------------

(1) Percentages may not add to 100% due to rounding.

                     CERTAIN LEGAL ASPECTS OF THE ACCOUNTS
                              AND RELATED MATTERS

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors providing mortgage financing. These laws include, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Reserve Board's Regulations "B" and "Z" and the Uniform Consumer Credit Code (the "UCCC"). These requirements can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, such liabilities may affect the ability of an assignee (such as the Trust and the Indenture Trustee) to enforce installment contracts and promissory notes such as the Accounts.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCCC, has the effect of subjecting not only a seller (and certain related creditors and their assignees) in a consumer credit transaction but also any assignee of the seller, to all claims and defenses which the customer could assert against the seller. Because liability under the FTC Rule is limited to the amounts paid by such customer under the contract, the holder of the contract may be unable to collect any remaining balance due thereunder. The Accounts are subject to the requirements of the FTC Rule. Accordingly, the Issuer, as holder of the Accounts will be subject to any claims or defenses that the obligor of the related Account may assert against Jim Walter Homes under the building or sale contract related to such Account. If a customer successfully asserts any such claim or defense, the value of such Account could be adversely affected.

    The installment contracts utilized by Jim Walter Homes contain provisions obligating the obligor to pay late charges if payments are not made in a timely manner. In certain cases, laws of certain states may specifically limit the amount of late charges that may be collected or prohibit the imposition of late charges. Late charges will be retained by the Servicer as additional servicing compensation, and the inability of the Servicer to collect these amounts will not affect payments to Noteholders.

MORTGAGES, DEEDS OF TRUST AND MECHANIC'S LIEN CONTRACTS

    The following discussion contains summaries of certain legal aspects of the mortgages, deeds of trust, deeds to secure debt and mechanic's lien contracts (collectively, "Security Instruments") which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially) the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Accounts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing such Accounts.

    The Security Instruments generally will be either mortgages or deeds of trust depending upon the prevailing practice in the state in which the property securing the related Account is located. A mortgage creates a lien upon the real property encumbered by the mortgage. There are two parties to a mortgage, the mortgagor, who is the obligor and homeowner, and the mortgagee, who provides financing. Generally, the mortgagor delivers to the mortgagee a note and the mortgage. The lien created by a mortgage is not prior to liens for real estate taxes and assessments or to certain tax liens (see "--Anti-Deficiency Legislation and Other Limitations on Creditors"), nor is it prior to certain other liens which in most jurisdictions are given priority by statute. Priority between mortgages depends on their terms and generally on the order in which they are filed with a state or county recording office.

    Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the obligor-homeowner called the trustor (similar to a mortgagor), a creditor (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The deed of trust may, by state law, be subordinated to real estate taxes and assessments and certain other liens which are given priority by statute. It also may be subordinated to certain tax liens (see "--Anti-Deficiency Legislation and Other Limitations on Creditors").

    In the State of Texas, indebtedness incurred for the purchase of real property is typically secured by a deed of trust and indebtedness incurred for the purpose of making improvements on real property is secured by a mechanic's lien contract, both with power of sale. In all material respects, the mechanic's lien contract has the same effect as a deed of trust.

FORECLOSURE AND OTHER REMEDIES

    The laws of foreclosure vary from state to state. Foreclosure of a mortgage generally is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties experienced in locating necessary party defendants. Judicial foreclosure proceedings are often not contested by any of the parties defendant. If a mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. If the court finds for a mortgagee, it generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

    Foreclosure of either a deed of trust or a mechanic's lien contract generally is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the obligor under the terms of the deed of trust or the note secured thereby. In some states, the trustee must record a notice of default and send a copy to the obligor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholder. In some states, the obligor has the right to reinstate the obligation at any time following default until shortly before the trustee's sale. In general, the obligor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a creditor. If the deed of trust or mechanic's lien contract, as the case may be, is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In the case of foreclosure under a mortgage, deed of trust or mechanic's lien contract, the sale by the referee or other designated officer or by the trustee is at a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Instead, it is common for the creditor, or an affiliate of the creditor, to purchase the property from the trustee or referee for an amount equal to the unpaid principal amount of note secured by the mortgage, deed of trust or mechanic's lien contract, accrued and unpaid interest and the costs and expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the creditor will assume the burdens of ownership, including obtaining insurance and making such repairs at its own expense as are necessary to render the property suitable for resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the creditor's investment in the property.

RIGHTS OF REDEMPTION

    In some states, after the sale of real property pursuant to a deed of trust or foreclosure of a mortgage, the obligor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire unpaid balance of the cash price, earned finance charges and costs and expenses of foreclosure. In other states, redemption may be authorized if the former customer pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the creditor to sell the foreclosed property. The right of redemption could defeat the title of any purchaser from the creditor subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the creditor to retain the property and to pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON CREDITORS

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a mortgage or a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the creditor. In some states, statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. Finally, other statutory provisions limit any deficiency judgment against the obligor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the obligor as a result of low or no bids at the judicial sale.

    Numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage creditor to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no mortgage payments are made during the course of the bankruptcy proceeding. In a case under the bankruptcy laws, the secured creditor is precluded from foreclosing without authorization from the bankruptcy court. In addition, with respect to federal bankruptcy laws, a court with federal bankruptcy jurisdiction may permit an obligor through his or her chapter 11 or chapter 13 rehabilitative plan to cure a monetary default in respect of a Security Instrument on such obligor's residence by paying arrearages within a reasonable time period and reinstating the original Security Instrument payment schedule even though the creditor accelerated the outstanding indebtedness and a final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the obligor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that enabled an obligor to cure a payment default by paying arrearages over a number of years. In addition, the laws of various states provide for moratoria on the payment of principal of, and interest on, outstanding indebtedness by obligors meeting certain qualifications.

    Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage or a deed of trust secured by property not consisting solely of the obligor's principal residence may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, reducing the rate of interest or finance charge, altering the repayment schedule and reducing the creditor's security interest to the value of the residence, thus rendering the creditor a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the indebtedness. Some courts have permitted such modifications when the mortgage or deed of trust is secured both by the obligor's principal residence and by personal property.

    The Code provides priority to certain tax liens over the liens of a Security Instrument. In addition, substantive requirements are imposed upon creditors in connection with the origination of Security Instruments by numerous federal and some state consumer protection laws. These laws include the federal

Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws and state laws impose specific statutory liabilities upon creditors who originate Security Instruments and who fail to comply with the provisions of such laws. In some cases, this liability may affect assignees of the Security Instruments, including the Issuer and the Indenture Trustee. See "--Consumer Protection Laws" above.

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a homeowner under an Account who enters the military service after the origination of such homeowner's Account (including a homeowner who is a member of the National Guard or is in reserve status at the time of the origination of the Account and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such homeowner's active duty status, unless a court orders otherwise upon application of the lender. It is possible that similar actions could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of finance charges on certain of the Accounts. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Account during the homeowner's period of active duty status. Thus, in the event that such an Account goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the obligor from the legal effect of his defaults under the mortgage or deed of trust. Examples of judicial remedies that have been fashioned include judicial requirements that the creditor undertake affirmative and extensive actions to determine the causes for the obligor's default and the likelihood that the obligor will be able to cure the default. In some cases, courts have substituted their judgment for the creditors' judgment and have required that creditors reinstate mortgages or deeds of trust or recast payment schedules in order to accommodate obligors who are suffering from temporary financial disability. In other cases, courts have limited the right of creditors to foreclose if the default under the mortgage instrument is not a monetary default, such as when the obligor fails adequately to maintain the property or the obligor executes a second mortgage or deed of trust affecting the property.

ENVIRONMENTAL LEGISLATION

    Certain states impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage or deed of trust. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may, in certain limited circumstances, be liable as an "owner or operator" for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured party (such as the Trust). In the event that title to a Mortgaged Property securing an Account was acquired by the Issuer and cleanup costs were incurred in respect of the Mortgaged Property, the Noteholders would be adversely affected if such costs were required to be paid by the Issuer.

    However, recent amendments to federal environmental legislation provide for a "secured creditor exemption" which defines and specifies the range of permissible actions that may be undertaken by a secured party holding security in a contaminated facility. In addition, under the amendments, a secured party continues to be protected from liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. The "secured creditor exemption," however, does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the "secured creditor exemption."

                                    SECURITY

MORTGAGE COLLATERAL

    GENERAL. The Notes will be secured by assignments to the Indenture Trustee of Collateral consisting of (i) the Mortgage Collateral, (ii) the payments received thereon after the Cut-Off Date, (iii) the net reinvestment income of such payments and (iv) the Servicing Agreement and the Purchase and Sale Agreement. See "DESCRIPTION OF THE NOTES--Interest and Principal Payments."


    ACCOUNTS. In order to enable the Indenture Trustee to obtain a security interest in the mortgage, deed of trust or other security instrument, as the case may be, and other documents and instruments underlying each Account comprising the Mortgage Collateral, upon receipt of such documents and instruments from the Depositor after the issuance of the Notes, the Indenture requires the Issuer to: (i) endorse each customer's promissory note in blank and deliver such note to be held by the Indenture Trustee until such time as such customer's Account is paid in full or becomes subject to foreclosure proceedings; (ii) prepare assignments of mortgages, mechanic's lien contracts or deeds of trust, as the case may be, in recordable form, which collaterally assign the Issuer's interest in the mortgages, mechanic's lien contracts or deeds of trust to the Indenture Trustee; and (iii) record such assignments in the local real estate records where the real property is located. See "RISK FACTORS--Grant of Security Interest in Mortgage Collateral--Risks of Defective Security Interest."


    INSURANCE PROCEEDS. The Issuer will assign to the Indenture Trustee, as additional security for the Notes, all payments due under the standard hazard insurance policies (the "Insurance Policies") insuring the relevant Mortgaged Property with respect to each of the Accounts comprising the Mortgage Collateral. Because the Insurance Policies will be underwritten by different issuers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, governmental actions, floods, earth movements, nuclear reaction, hazardous wastes or substances, and theft. The foregoing list is indicative of certain kinds of uninsured risks and is not all-inclusive. The terms of each Account comprising the Mortgage Collateral require the customer to maintain an Insurance Policy covering the related mortgaged property. The terms of the Servicing Agreement require the Servicer either to cause such Insurance Policy to be maintained in full force and effect, or to obtain an insurance policy against certain losses with respect to each such Account. All proceeds of any Insurance Policy collected by the Servicer (less amounts to be applied to the restoration or repair of the mortgaged property) will be deposited in the Collection Account. Insurance proceeds designated for repair or restoration of a Mortgaged Property will be deposited in a servicing account established in accordance with the terms of the Servicing Agreement. See "THE SERVICING AGREEMENT--Insurance; Taxes."

    At the time of entering into a Retail Contract or Texas Contract, Jim Walter Homes offers each customer the opportunity to select Best Insurors, Inc. ("Best"), a licensed Florida insurance agency and a wholly-owned subsidiary of Walter Industries, to provide the Insurance Policy required to be maintained by such customer under the Retail Contract or Texas Contract. As of the Cut-Off Date, 5,035 Accounts representing approximately 51% of the Aggregate Economic Balance have Insurance Policies issued by Best.

    Any losses incurred with respect to Accounts comprising the Mortgage Collateral due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds will result in a loss which, to the extent that the overcollateralization existing at the time of such loss is not sufficient to cover such loss, will result in the reduction of the principal balance of one or more Classes of Notes without a payment in respect of principal thereon. See "RISK FACTORS--Risks of Subordination."

    INVESTMENT OF FUNDS. Subject to certain limitations set forth in the Indenture, prior to a default or an Event of Default under the Indenture, funds in the Collection Account will be invested by the Indenture Trustee, as directed by the Issuer, in certain eligible investments which may include, among other investments, obligations of the United States or any agency thereof backed by the full faith and credit of the United States, certain obligations issued or fully guaranteed by the Federal Home Loan Mortgage Corporation ("Freddie Mac") or the Federal National Mortgage Association ("Fannie Mae"), certificates of deposit, time deposits and bankers' acceptances that are obligations of eligible depository institutions, certain repurchase agreements entered into with eligible depository institutions, commercial paper or other debt securities issued by corporations meeting certain credit rating standards and other investments acceptable to the Rating Agencies ("Eligible Investments"). If a default or an Event of Default under the Indenture occurs and is continuing, the Issuer shall no longer have the ability to direct the investment of funds in the Collection Account. See "THE INDENTURE--Events of Default."

    Funds in the Collection Account may be invested only in Eligible Investments so that all investments will mature no later than two Business Days prior to the next Payment Date. Any income or other gain from Eligible Investments will be credited to, and any loss resulting from such investments will be charged to, the Collection Account.

COLLECTION ACCOUNT

    Prior to the Closing Date, the Collection Account will be established with, and in the name of, the Indenture Trustee. On the Closing Date, the Issuer will deposit cash in an amount equal to all payments (including prepayments) received on the Accounts comprising the Mortgage Collateral since the Cut-Off Date and up to the date that is five business days prior to the Closing Date. Thereafter, all payments (including payments received since and including the date that is five business days prior to the Closing Date) received in respect of the Accounts will be deposited in the Collection Account on a weekly basis (which will include the deposit on the last business day of each Collection Period), in accordance with information provided by the Servicer. The Indenture Trustee will transfer amounts in the Holding Account into the Collection Account. Prior to any such deposit, payments received in respect of the Accounts will be held by the Indenture Trustee in the Holding Account. See "THE SERVICING AGREEMENT-- Collection of Payments." The foregoing amounts deposited into the Collection Account, together with the reinvestment income thereon and less Issuer Expenses, will be available to make payments on the Notes.

CERTAIN CONTRACTUAL RIGHTS

    The Issuer will assign to the Indenture Trustee as security for the Notes all of its right, title and interest in, to and under the Purchase and Sale Agreement and the Servicing Agreement and the rights to certain servicing software. See "THE PURCHASE AND SALE AGREEMENT."

                            DESCRIPTION OF THE NOTES

    The following are summaries of the material provisions of the Notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indenture.

AVAILABLE FUNDS

    "Available Funds" in respect of a Payment Date are funds equal to the sum of
(i) collections on the Accounts during the Collection Period immediately preceding such Payment Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period and
(ii) any net reinvestment income earned on funds described in clause (i) above, during the Reinvestment Period. Available Funds will be net of Issuer Expenses paid. "Issuer Expenses" are all of the Issuer's expenses (other than amounts due on the Notes), including, without limitation, the fees and expenses of the Owner Trustee, the Indenture Trustee and the fee of the Servicer. See "THE TRUST AGREEMENT," THE INDENTURE--The Indenture Trustee" and "THE SERVICING AGREEMENT--Servicing Fee." The "Remaining Available Funds" for a Payment Date are the Available Funds for such Payment Date reduced by the amount of interest due on the Notes on such Payment Date.

INTEREST AND PRINCIPAL PAYMENTS


    Interest on each Class of the Notes will be payable from Available Funds on each Payment Date in an amount up to the Interest Accrual Amount of such Class. The "Interest Accrual Amount" of any Class for any Payment Date is equal to interest accrued on the Outstanding Principal Balance of such Class (after giving effect to payments and allocations of losses on the preceding Payment Date, if any) during the Interest Accrual Period ending on the day prior to the Payment Date, at the Note Rate for such Class; provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts. The "Note Rate" of the Class A-1, Class A-2, Class A-3
and Class A-4 Notes is [   ]%, [   ]%, [   ]% and [   ]%, respectively. On or
prior to the Maturity Date, an event which would otherwise be an Event of Default under the Indenture will not be an Event of Default (i) in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) in respect of the Class A-3 Notes until the Class A-1 Notes and Class A-2 Notes have been paid in full and (iii) in respect of the Class A-4 Notes until the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full.



    The "Class A-1 Outstanding Principal Balance" as of any Payment Date will equal the Class A-1 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-1 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-1 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-1 Initial Principal Balance" is equal to $287,750,000.



    The "Class A-2 Outstanding Principal Balance" as of any Payment Date will equal the Class A-2 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-2 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-2 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-2 Initial Principal Balance" is equal to $57,750,000.



    The "Class A-3 Outstanding Principal Balance" as of any Payment Date will equal the Class A-3 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-3 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-3 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-3 Initial Principal Balance" is equal to $45,100,000.



    The "Class A-4 Outstanding Principal Balance" as of any Payment Date will equal the Class A-4 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-4 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-4 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-4 Initial Principal Balance" is equal to $48,550,000.


    The Class A-1 Outstanding Principal Balance, the Class A-2 Outstanding Principal Balance, the Class A-3 Outstanding Principal Balance and the Class A-4 Outstanding Principal Balance, are each referred to herein generally as an "Outstanding Principal Balance." The "Aggregate Outstanding Principal Balance" as of any Payment Date is equal to the sum of the Outstanding Principal Balances as of such Payment Date.


    On any Payment Date, if Available Funds (less any interest paid to the prior Classes of Notes, on such Payment Date) are less than the Interest Accrual Amount for a Class of Notes, there will exist a shortfall in interest paid to such Class of Notes; provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts (as to each Class of Notes, a "Class Interest Shortfall"). Class Interest Shortfalls will be added to the amount of interest payable to the holders of such Class on subsequent Payment Dates, subject to the availability of funds, and interest will accrue on the amount of any Class Interest Shortfalls.


    Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    On each Payment Date, interest and principal payments on the Notes will be made from Available Funds in the following order of priority (the "Available Funds Allocation"):

        FIRST, to the holders of the Class A-1 Notes, in an amount up to the Interest Accrual Amount thereof;


        SECOND, to the holders of the Class A-1 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

        THIRD, to the holders of the Class A-2 Notes, in an amount up to the Interest Accrual Amount thereof;


        FOURTH, to the holders of the Class A-2 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;


        FIFTH, to the holders of the Class A-3 Notes, in an amount up to the Interest Accrual Amount thereof;


        SIXTH, to the holders of the Class A-3 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;


        SEVENTH, to the holders of the Class A-4 Notes, in an amount up to the Interest Accrual Amount thereof;


        EIGHTH, to the holders of the Class A-4 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;


        NINTH, to the holders of the Class A-1 Notes, in an amount up to the Class A-1 Optimal Principal Amount;

        TENTH, to the holders of the Class A-1 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-1 Realized Loss Amounts previously allocated thereto;

        ELEVENTH, to the holders of the Class A-1 Notes, in an amount up to the amount of any unreimbursed Class A-1 Realized Loss Amounts previously allocated thereto (including any Class A-1 Realized Loss Amount allocated thereto on such Payment Date);

        TWELFTH, to the holders of the Class A-2 Notes, in an amount up to the Class A-2 Optimal Principal Amount;

        THIRTEENTH, to the holders of the Class A-2 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-2 Realized Loss Amounts previously allocated thereto;

        FOURTEENTH, to the holders of the Class A-2 Notes, in an amount up to the amount of any unreimbursed Class A-2 Realized Loss Amounts previously allocated thereto (including any Class A-2 Realized Loss Amount allocated thereto on such Payment Date);

        FIFTEENTH, to the holders of the Class A-3 Notes, in an amount up to the Class A-3 Optimal Principal Amount;

        SIXTEENTH, to the holders of the Class A-3 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-3 Realized Loss Amounts previously allocated thereto;

        SEVENTEENTH, to the holders of the Class A-3 Notes, in an amount up to the amount of any unreimbursed Class A-3 Realized Loss Amounts previously allocated thereto (including any Class A-3 Realized Loss Amount allocated thereto on such Payment Date);

        EIGHTEENTH, to the holders of the Class A-4 Notes, in an amount up to the Class A-4 Optimal Principal Amount;

        NINETEENTH, to the holders of the Class A-4 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-4 Realized Loss Amounts previously allocated thereto; and

        TWENTIETH, to the holders of the Class A-4 Notes, in an amount up to the amount of any unreimbursed Class A-4 Realized Loss Amounts previously allocated thereto (including any Class A-4 Realized Loss Amount allocated thereto on such Payment Date).


    The "Class A-1 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-1 Outstanding Principal Balance for such Payment Date and the denominator of which is the Aggregate

Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-1 Outstanding Principal Balance.



    The "Class A-2 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-2 Outstanding Principal Balance for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-2 Outstanding Principal Balance.



    The "Class A-3 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-3 Outstanding Principal Balance for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-3 Outstanding Principal Balance.



    The "Class A-4 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-4 Outstanding Principal Balance for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-4 Outstanding Principal Balance.



    A "Class Optimal Principal Amount" is any of the Class A-1, Class A-2, Class A-3 or Class A-4 Optimal Principal Amounts, as applicable.


    The "Optimal Principal Amount" is equal to (A) on any Payment Date (i) on or prior to the Target Overcollateralization Date or (ii) after the Target Overcollateralization Date and on which there exists an uncured Trigger Event, the Remaining Available Funds; and (B) on any Payment Date after the Target Overcollateralization Date on which there does not exist an uncured Trigger Event, the amount which, when paid as principal on the Notes, will result in achieving or maintaining the Target Overcollateralization Level. In no event will the Optimal Principal Amount for any Payment Date exceed the Remaining Available Funds for such Payment Date or the Aggregate Outstanding Principal Balance of the Notes.


    An Event of Default may be cured only if the Indenture Trustee has not accelerated the Notes.


    The "Target Overcollateralization Date" is the Payment Date occurring in April 2000.

    The "Target Overcollateralization Level" as of any Payment Date, is the level of overcollateralization that would exist if the Overcollateralization Amount were equal to the greater of (i) the product of (x) the Overcollateralization Percentage and (y) the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month of such Payment Date and (ii) the Minimum Target Overcollateralization Amount.

    The "Overcollateralization Amount" as of any Payment Date, is an amount equal to (i) the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month of such Payment Date, less (ii) the Aggregate Outstanding Principal Balance and all unreimbursed Realized Loss Amounts, after giving effect to payments, but prior to the allocation of losses thereon on such Payment Date.


    The "Minimum Target Overcollateralization Amount" for any Payment Date, is
(a) an amount equal to the greater of (i) the product of (x) 10% and (y) the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month of such Payment Date and (ii) $16,180,055 or (b) in the event that (i) Mid-State is no longer the Servicer, (ii) the cumulative losses on the Accounts exceed 4.75%, 5.50%, 6.50%, 7.00% and 8.00% of the Aggregate Economic Balance as of the Cut-Off Date, at the end of four, five, six, seven and eight years after the Cut-Off Date, respectively, or exceed 8.00% thereafter, or (iii) the average 60 day delinquency ratio test as defined in the Indenture as of any Payment Date, exceeds 8.00%, and such event is continuing, an amount equal to the greater of (x) the Aggregate Outstanding Principal Balance of the Notes and (y) the Aggregate Economic Balance of the Accounts as of the month preceeding the month of such Payment Date.

    The "Overcollateralization Percentage" will be a fraction, expressed as a percentage, the numerator of which is equal to the excess of (i) the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month in which the Target Overcollateralization Date occurs over (ii) the Aggregate Outstanding Principal Balance of all Classes of Notes and all unreimbursed Realized Loss Amounts with respect to all Classes of Notes on the Target Overcollateralization Date (following payments and allocations of losses on the Target Overcollateralization Date) and the denominator of which is the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month in which the Target Overcollateralization Date occurs.

    Following the Target Overcollateralization Date, unless there exists an uncured Trigger Event, the portion, if any, of the Available Funds remaining after the Available Funds Allocation, will be released to the Issuer, free of the lien of the Indenture, and will no longer be available to make payments on the Notes. Such funds will then be distributed to the owner of the beneficial interest in the Issuer, which will initially be Mid-State.

ALLOCATION OF LOSSES

    As of each Payment Date, the Indenture Trustee will calculate the Class A-1 Realized Loss Amount, the Class A-2 Realized Loss Amount, the Class A-3 Realized Loss Amount and the Class A-4 Realized Loss Amount.


    The "Class A-1 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-1 Outstanding Principal Balance.



    The "Class A-2 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (b) the Class A-2 Outstanding Principal Balance as of such Payment Date (after application of the Class A-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-2 Outstanding Principal Balance.



    The "Class A-3 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class A-2 Outstanding Principal Balance as of such Payment Date (after application of the Class A-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (c) the Class A-3 Outstanding Principal Balance as of such Payment Date (after application of the Class A-3 Optimal Principal Amount, but prior to the application of losses on such Payment
Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-3 Outstanding Principal Balance.



    The "Class A-4 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class A-2 Outstanding Principal Balance as of such Payment Date (after application of the Class A-2 Optimal Principal Amount but prior to the application of losses on such Payment Date), (c) the Class A-3 Outstanding Principal Amount, but prior to the application of losses on such Payment Date) and (d) the Class A-4 Outstanding Principal Balance as of such Payment Date (after application of the Class A-4 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-4 Outstanding Principal Balance.

    The Class A-1 Realized Loss Amount, the Class A-2 Realized Loss Amount, the Class A-3 Realized Loss Amount and the Class A-4 Realized Loss Amount are referred to herein generally as the "Realized Loss Amounts."

    On each Payment Date, any Class A-1 Realized Loss Amount will be applied in reduction of the Class A-1 Outstanding Principal Balance; any Class A-2 Realized Loss Amount will be applied in reduction of the Class A-2 Outstanding Principal Balance; any Class A-3 Realized Loss Amount will be applied in reduction of the Class A-3 Outstanding Principal Balance; and any Class A-4 Realized Loss Amount will be applied in reduction of the Class A-4 Outstanding Principal Balance; in each case, until the Outstanding Principal Balance of such Class has been reduced to zero.


    Any reimbursement of Realized Loss Amounts with respect to a Class of Notes will not result in a reduction of the Outstanding Principal Balance of such Class of Notes.


REDEMPTION OF THE NOTES

    All (but not less than all) of the outstanding Notes may be redeemed on any Payment Date at the option of the Issuer, at 100% of the unpaid principal amount of the Notes plus accrued interest, if, after giving effect to the payment of principal to be made on such Payment Date absent such redemption, the aggregate principal amount of each Class of Notes outstanding (prior to allocations of any Realized Loss Amounts) is less than or equal to 10% of the original aggregate principal amount of such Class of Notes.

WEIGHTED AVERAGE LIFE OF THE NOTES

    The following information is given solely to illustrate the effect of prepayments in respect of the Accounts on the weighted average life of each Class of Notes and is not a prediction of the prepayment rate, the repossession rate or the effects of repossessions that might actually be experienced in respect of the Accounts.

    The weighted average life of each Class of Notes refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such Class of Notes will be repaid to the investor. The weighted average life of the Notes will be influenced by, among other factors, the rate at which collections are made on the Accounts. Payments on the Accounts may be in the form of scheduled payments or prepayments (for this purpose, the term "prepayments" includes prepayments in full and receipt of proceeds from Insurance Policies that are not applied to the restoration of the home). It is expected that, consistent with Mid-State's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Account together with a small amount of cash. Consequently, liquidations of Accounts due to repossessions are not expected to generate much, if any, cash proceeds.

    Because of the initial overcollateralization, the likelihood of prepayments on the Accounts and the application of the Remaining Available Funds to pay principal of the Notes in accordance with the Available Funds Allocation, it is expected that each Class of Notes could be fully paid significantly earlier than the Maturity Date. On the other hand, because no party is required to advance delinquent payments on the accounts, there will be no cash flow in respect of Accounts secured by repossessed properties until a new Account is generated upon the sale, if any, of the related repossessed property; and such cash flow would normally be in a lesser amount. There can be no assurance that any of the foregoing events will occur or as to the timing of the occurrence of such events.

    The weighted average life of each Class of Notes as computed herein and the other information in the tables below assume that: (i) all of the Accounts constitute eight fully-amortizing fixed-rate accounts: (a) one of which has the characteristics as set forth under the column "0-15" in the table entitled "Remaining Years to Maturity of Accounts Comprising the Mortgage Collateral - 8.50% Accounts" (the "8.50% Accounts Table") set forth under "THE MORTGAGE COLLATERAL"; (b) one of which has the characteristics as set forth under the column "16-20" in the 8.50% Accounts Table; (c) one of which has the characteristics as set forth under the column "21-25" in the 8.50% Accounts Table; (d) one of which has the characteristics as set forth under the column "26-30" in the 8.50% Accounts Table; (e) one of which has the characteristics as set forth under the column "0-15" in the table entitled "Remaining Years to Maturity of Accounts Comprising the Mortgage Collateral - 10.00% Accounts (the "10.00% Accounts Table") set forth under "THE MORTGAGE COLLATERAL"; (f) one of which has the characteristics as set forth under the column "16-20" in the 10.00% Accounts Table; (g) one of which has the characteristics as set forth under the column "21-25" in the 10.00% Accounts Table; and (h) one of which has the characteristics as set forth under the column "26-30" in the 10.00% Accounts Table; (ii) Issuer Expenses consist only of the servicing fees; the servicing fees and losses total 1.15% of the current Aggregate Economic Balance; (iii) no Event of Default under the Indenture occurs and no Trigger Event occurs; (iv) there are no delinquent monthly payments; (v) the Issuer does not redeem the Notes as provided under "Redemption of Notes" above; and (vi) the Notes are issued on May 22, 1997 and the Class A-1, Class A-2, Class A-3, and Class A-4 Notes are assumed to bear interest at an interest rate equal to 7.46%, 7.61%, 7.80% and 8.09%, respectively. No representation is made that the Accounts will not experience delinquencies or losses or that resales of repossessed houses will not occur and new Accounts will not be generated.

    Prepayments on Accounts that are not due to repossessions are commonly measured relative to a prepayment standard or model. The model used in this Prospectus, the conditional prepayment rate ("CPR"), represents an assumed annual rate of prepayments relative to the outstanding Economic Balance of the Accounts at the beginning of an Interest Accrual Period. The CPR is expressed as an annual rate, which is applied monthly as a percentage of the Accounts outstanding at the beginning of each month reduced by scheduled payments due on the Accounts. As used in the tables below, "3.5% CPR" assumes prepayments at an annual rate of 3.5%; "4.5% CPR" assumes prepayments at an annual rate of 4.5%; and so on.

    Since the tables below were prepared on the basis of the assumptions specified above, there are discrepancies between the characteristics of the actual Accounts and the characteristics of the Accounts assumed in preparing the tables, and discrepancies between the actual Issuer Expenses and the Issuer Expenses assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the remaining principal amount of each Class of Notes outstanding and weighted average lives of such Notes set forth in each table. In addition, since the actual Accounts have characteristics which differ from those assumed in preparing the tables, the payments of principal on each Class of Notes may be made earlier or later than as indicated in the tables. The tables below were also prepared on the basis of the assumptions that there are no delinquencies in respect of the Accounts. In the actual servicing of the Accounts, it is expected that there will be delinquencies, losses, resales of repossessed houses and new Accounts generated that can vary from the assumptions used in the calculation of the tables on the following pages. In general, repossessed houses will be sold for a new Account with little or no cash downpayment, and there will be some period of time between the repossession of the house and the origination of the new Account (which may have a lower Economic Balance), during which period no collections are received in respect of the repossessed house. Such discrepancies may have an effect on the weighted average life of each Class of Notes and the percentages of the remaining principal amount of such Notes set forth in each table.

    It is not likely that the Accounts will prepay at any constant level of CPR to maturity or that all the Accounts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Accounts (which include recently originated Accounts) could produce slower or faster payments of principal than indicated in the table at the various levels of CPR specified even if the weighted average remaining term to scheduled maturity of the Accounts is 24.7 years.

    Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated repayment rates, repossession rates and principal amounts of new Accounts assumed to be generated in respect of repossessions under a variety of their own assumptions as to the matters set forth above.

    There is no assurance that prepayments of the Accounts will conform to any level of CPR set forth above in this section or any other level of CPR. The rates of prepayments on the Accounts are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall, and particularly if they fall significantly below the Effective Financing Rates of the Accounts, the rate of repayment on such Accounts is likely to increase. Conversely, if interest rates rise, and particularly if they rise significantly above the Effective Financing Rates of the Accounts, the rate of repayment would be expected to decrease. Other factors affecting prepayment of Accounts include changes in the homeowner's housing needs, job transfers, unemployment and the homeowner's net equity in the properties. The CPR does not purport to be either an historical description of the voluntary prepayment experience of the Accounts or a prediction of the anticipated amount of prepayments of the Accounts.

    Based on the assumptions described above, the following tables indicate the resulting weighted average life of each Class of Notes and set forth the percentage of the original principal amount of each Class of Notes that would be outstanding immediately prior to giving effect to the payment due on each of the dates shown at the indicated percentages of CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
        THE CLASS A-1 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR


PAYMENT DATE                                              3.5% CPR     4.5% CPR     5.5% CPR     6.5% CPR     7.5% CPR
-------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
5/22/97................................................        100%         100%         100%         100%         100%
4/1/98.................................................         94%          93%          92%          91%          90%
4/1/99.................................................         88%          86%          84%          82%          80%
4/1/00.................................................         82%          79%          76%          74%          71%
4/1/01.................................................         78%          74%          71%          68%          65%
4/1/02.................................................         73%          70%          66%          62%          59%
4/1/03.................................................         69%          65%          61%          57%          53%
4/1/04.................................................         65%          61%          56%          52%          48%
4/1/05.................................................         61%          56%          52%          47%          43%
4/1/06.................................................         57%          52%          47%          43%          39%
4/1/07.................................................         54%          48%          43%          39%          35%
4/1/08.................................................         50%          44%          39%          35%          31%
4/1/09.................................................         46%          40%          35%          31%          27%
4/1/10.................................................         42%          37%          32%          27%          23%
4/1/11.................................................         38%          33%          28%          24%          20%
4/1/12.................................................         35%          30%          25%          20%          17%
4/1/13.................................................         31%          26%          21%          17%          14%
4/1/14.................................................         27%          22%          18%          14%          11%
4/1/15.................................................         23%          19%          15%          12%           9%
4/1/16.................................................         20%          15%          12%           9%           7%
4/1/17.................................................         16%          12%           9%           7%           5%
4/1/18.................................................         13%           9%           7%           5%           3%
4/1/19.................................................          9%           6%           4%           3%           1%
4/1/20.................................................          6%           4%           2%           1%           0%
4/1/21.................................................          3%           1%            *           0%           0%
4/1/22.................................................          1%            *           0%           0%           0%
4/1/23.................................................           *           0%           0%           0%           0%
4/1/24.................................................          0%           0%           0%           0%           0%
Weighted Average Life
  (Years) (1)..........................................       11.29        10.31         9.44         8.66         7.98
Duration (Years) (2)...................................         6.5          6.1          5.7          5.4          5.1
Principal Payment Window
  (Months) (3).........................................         314          302          290          281          275
Expected Final Maturity................................      7/1/23       7/1/22       7/1/21      10/1/20       4/1/20


------------------------
(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of 7.59%.

(3) The number of months from May 22, 1997 to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.


    The Stated Maturity Date of the Class A-1 Notes is July 1, 2025 and the weighted average life of the Class A-1 Notes is 15.82 years, in each case assuming a prepayment speed of 0% CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
        THE CLASS A-2 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR


PAYMENT DATE                                              3.5% CPR     4.5% CPR     5.5% CPR     6.5% CPR     7.5% CPR
-------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
5/22/97................................................        100%         100%         100%         100%         100%
4/1/98.................................................         94%          93%          92%          91%          90%
4/1/99.................................................         88%          86%          84%          82%          80%
4/1/00.................................................         82%          79%          76%          74%          71%
4/1/01.................................................         78%          74%          71%          68%          65%
4/1/02.................................................         73%          70%          66%          62%          59%
4/1/03.................................................         69%          65%          61%          57%          53%
4/1/04.................................................         65%          61%          56%          52%          48%
4/1/05.................................................         61%          56%          52%          47%          43%
4/1/06.................................................         57%          52%          47%          43%          39%
4/1/07.................................................         54%          48%          43%          39%          35%
4/1/08.................................................         50%          44%          39%          35%          31%
4/1/09.................................................         46%          40%          35%          31%          27%
4/1/10.................................................         42%          37%          32%          27%          23%
4/1/11.................................................         38%          33%          28%          24%          20%
4/1/12.................................................         35%          30%          25%          20%          17%
4/1/13.................................................         31%          26%          21%          17%          14%
4/1/14.................................................         27%          22%          18%          14%          11%
4/1/15.................................................         23%          19%          15%          12%           9%
4/1/16.................................................         20%          15%          12%           9%           7%
4/1/17.................................................         16%          12%           9%           7%           5%
4/1/18.................................................         13%           9%           7%           5%           3%
4/1/19.................................................          9%           6%           4%           3%           1%
4/1/20.................................................          6%           4%           2%           1%           0%
4/1/21.................................................          3%           1%            *           0%           0%
4/1/22.................................................          1%            *           0%           0%           0%
4/1/23.................................................           *           0%           0%           0%           0%
4/1/24.................................................          0%           0%           0%           0%           0%
Weighted Average Life
  (Years) (1)..........................................       11.29        10.31         9.44         8.66         7.98
Duration (Years) (2)...................................         6.4          6.0          5.7          5.3          5.0
Principal Payment Window
  (Months) (3).........................................         314          302          290          281          275
Expected Final Maturity................................      7/1/23       7/1/22       7/1/21      10/1/20       4/1/20


------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of 7.74%.

(3) The number of months from May 22, 1997 to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.


    The Stated Maturity Date of the Class A-2 Notes is July 1, 2025 and the weighted average life of the Class A-2 Notes is 15.82 years, in each case assuming a prepayment speed of 0% CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF

        THE CLASS A-3 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR


PAYMENT DATE                                              3.5% CPR     4.5% CPR     5.5% CPR     6.5% CPR     7.5% CPR
-------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
5/22/97................................................        100%         100%         100%         100%         100%
4/1/98.................................................         94%          93%          92%          91%          90%
4/1/99.................................................         88%          86%          84%          82%          80%
4/1/00.................................................         82%          79%          76%          74%          71%
4/1/01.................................................         78%          74%          71%          68%          65%
4/1/02.................................................         73%          70%          66%          62%          59%
4/1/03.................................................         69%          65%          61%          57%          53%
4/1/04.................................................         65%          61%          56%          52%          48%
4/1/05.................................................         61%          56%          52%          47%          43%
4/1/06.................................................         57%          52%          47%          43%          39%
4/1/07.................................................         54%          48%          43%          39%          35%
4/1/08.................................................         50%          44%          39%          35%          31%
4/1/09.................................................         46%          40%          35%          31%          27%
4/1/10.................................................         42%          37%          32%          27%          23%
4/1/11.................................................         38%          33%          28%          24%          20%
4/1/12.................................................         35%          30%          25%          20%          17%
4/1/13.................................................         31%          26%          21%          17%          14%
4/1/14.................................................         27%          22%          18%          14%          11%
4/1/15.................................................         23%          19%          15%          12%           9%
4/1/16.................................................         20%          15%          12%           9%           7%
4/1/17.................................................         16%          12%           9%           7%           5%
4/1/18.................................................         13%           9%           7%           5%           3%
4/1/19.................................................          9%           6%           4%           3%           1%
4/1/20.................................................          6%           4%           2%           1%           0%
4/1/21.................................................          3%           1%            *           0%           0%
4/1/22.................................................          1%            *           0%           0%           0%
4/1/23.................................................           *           0%           0%           0%           0%
4/1/24.................................................          0%           0%           0%           0%           0%
Weighted Average Life
  (Years) (1)..........................................       11.29        10.31         9.44         8.66         7.98
Duration (Years) (2)...................................         6.4          6.0          5.6          5.3          5.0
Principal Payment Window
  (Months) (3).........................................         314          302          290          281          275
Expected Final Maturity................................      7/1/23       7/1/22       7/1/21      10/1/20       4/1/20


------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of 7.94%.

(3) The number of months from May 22, 1997 to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.


    The Stated Maturity Date of the Class A-3 Notes is July 1, 2025 and the weighted average life of the Class A-3 Notes is 15.82 years, in each case assuming a prepayment speed of 0% CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
        THE CLASS A-4 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR


PAYMENT DATE                                             3.5% CPR   4.5% CPR   5.5% CPR   6.5% CPR   7.5% CPR
-------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
5/22/97................................................       100%       100%       100%       100%       100%
4/1/98.................................................        94%        93%        92%        91%        90%
4/1/99.................................................        88%        86%        84%        82%        80%
4/1/00.................................................        82%        79%        76%        74%        71%
4/1/01.................................................        78%        74%        71%        68%        65%
4/1/02.................................................        73%        70%        66%        62%        59%
4/1/03.................................................        69%        65%        61%        57%        53%
4/1/04.................................................        65%        61%        56%        52%        48%
4/1/05.................................................        61%        56%        52%        47%        43%
4/1/06.................................................        57%        52%        47%        43%        39%
4/1/07.................................................        54%        48%        43%        39%        35%
4/1/08.................................................        50%        44%        39%        35%        31%
4/1/09.................................................        46%        40%        35%        31%        27%
4/1/10.................................................        42%        37%        32%        27%        23%
4/1/11.................................................        38%        33%        28%        24%        20%
4/1/12.................................................        35%        30%        25%        20%        17%
4/1/13.................................................        31%        26%        21%        17%        14%
4/1/14.................................................        27%        22%        18%        14%        11%
4/1/15.................................................        23%        19%        15%        12%         9%
4/1/16.................................................        20%        15%        12%         9%         7%
4/1/17.................................................        16%        12%         9%         7%         5%
4/1/18.................................................        13%         9%         7%         5%         3%
4/1/19.................................................         9%         6%         4%         3%         1%
4/1/20.................................................         6%         4%         2%         1%         0%
4/1/21.................................................         3%         1%          *         0%         0%
4/1/22.................................................         1%          *         0%         0%         0%
4/1/23.................................................          *         0%         0%         0%         0%
4/1/24.................................................         0%         0%         0%         0%         0%
Weighted Average Life (Years) (1)......................      11.29      10.31       9.44       8.66       7.98
Duration (Years) (2)...................................        6.2        5.9        5.5        5.2        4.9
Principal Payment Window
  (Months) (3).........................................        314        302        290        281        275
Expected Final Maturity................................     7/1/23     7/1/22     7/1/21    10/1/20     4/1/20


------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of 8.24%.

(3) The number of months from May 22, 1997 to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.


    The Stated Maturity Date of the Class A-4 Notes is July 1, 2025 and the weighted average life of the Class A-4 Notes is 15.82 years, in each case assuming a prepayment speed of 0% CPR.

REGISTRATION OF NOTES

    The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of the Depository Trust Company ("DTC"). DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of Notes. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

    Note owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants and indirect participants (unless and until Definitive Notes, as defined below, are issued). In addition, Note owners will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and Participants. Note owners will not receive or be entitled to receive Notes representing their respective interests in the Notes, except under the limited circumstances described below.

    Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede, as nominee of DTC. Note owners will not be Noteholders as that term is used in the Indenture. Note owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

    While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Unless and until Definitive Notes are issued, Note owners who are not Participants may transfer ownership of Notes only through Participants by instructing such Participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

    The Notes will be issued in registered form to Note owners, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes"), only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Issuer or the Trustee is unable to locate a qualified successor, (ii) the Issuer, at its sole option elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, DTC, at the direction of Note owners having a majority in percentage interests of the Note owners together, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical notes being issued to Note owners is no longer in the best interest of Note owners. Upon issuance of Definitive Notes to Note owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

    DTC has advised the Issuer and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Notes only at the direction of one or more Participants to whose DTC account the Notes are credited. DTC has advised the

Issuer that DTC will take such action with respect to the Notes only at the direction of and on behalf of the related Participants, with respect to such Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with the actions taken with respect to other Notes.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants, the ability of a Note owner to pledge its Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes. In addition, under a book-entry format, Note owners may experience delays in their receipt of payments, since payments will be made by the Indenture Trustee, to Cede, as nominee for DTC.

    Neither the Issuer, the Depositor nor the Indenture Trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an indirect participant in whose name Notes are registered, the ability of the owners of such Notes to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts paid on such Notes may be impaired.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Notes, is subject to significant interpretive uncertainties.

    No representation is made as to the proper characterization of any Class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Notes constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

    The Issuer, the Depositor and Walter Industries, an affiliate of the Depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Code, with respect to many employee benefit plans or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively, the "Plans"). While Mid-State has no present intention to transfer the beneficial interest in the Issuer to any person other than an affiliate of Mid-State (including a trust beneficially owned by Mid-State or an affiliate), any transferee of such beneficial interest (including a transferee that is not such an affiliate) may be such a "party in interest" or "disqualified person." Prohibited transactions within the meaning of ERISA and the Code may arise if the Notes are acquired by a Plan with respect to which Walter Industries is a service provider or other category of "party in interest" or "disqualified person," unless such Notes are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a "qualified professional asset manager" or pursuant to any other available exemption.

    A possible violation of the prohibited transaction rules also could occur if a Plan purchased Notes pursuant to this offering if the Issuer, any Underwriter, or any of their employees, affiliates or financial consultants (i) manage any part of the Plan's investment portfolio on a discretionary basis, or (ii) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of such Plan that such advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the Issuer, any Underwriter, Mid-State and their respective affiliates will not, and no Plan should, allow the purchase of Notes with assets of any Plan if the Issuer, any Underwriter, Mid-State or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire such Notes the management services or advice described in the previous sentence.

    On November 13, 1986, the Department of Labor issued a final regulation concerning the definition of what constitutes the assets of an ERISA-Covered Plan (Reg. Section 2510.3-101, 51 Fed. Reg. 41262) (the "Final Regulation"). Under the Final Regulation, which became effective on March 13, 1987, the assets and properties of corporations, trusts, and certain other entities in which a Plan makes an equity investment could be deemed to be assets of the investing plan in certain circumstances. Brown & Wood LLP, counsel for the Underwriters and special counsel for the Issuer as to ERISA matters, is of the opinion that the Notes will be considered debt instruments rather than equity interests of the Issuer for ERISA purposes. Counsel's opinion on this issue is not binding on the Department of Labor or a court reviewing such issue.

    If the underlying assets of the Trust (as opposed to the Notes alone) were to be deemed to be "plan assets" under ERISA, (a) the prudence and other fiduciary responsibility standards of Part 4 of Subtitle B of Title I of ERISA, applicable to investments made by Plans and their fiduciaries, would extend to investments made by the Trust; and (b) certain transactions in which the Trust might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

    Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following summary of certain of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes is based on the advice of Brown & Wood LLP, special federal income tax counsel to the Issuer and counsel to the Underwriters, in reliance on laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the Notes applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes. Unless stated otherwise, for purposes of the following summary, references to "Noteholder" and "holder" mean the beneficial owner of a Note.

GENERAL

    Brown & Wood LLP, counsel for the Underwriters and special federal income tax counsel to the Issuer, has advised the Issuer that in its opinion the Notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Accounts nor as an equity interest in the Issuer or a separate association taxable as a corporation. Brown & Wood LLP has further advised the Issuer that in its opinion, under current law, the Trust will not be treated as a taxable mortgage pool ("TMP") as defined in Code Section 7701(i).

    Based on the foregoing, for federal income tax purposes, (i) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (iv) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

ORIGINAL ISSUE DISCOUNT AND PREMIUM

    In the opinion of Brown & Wood LLP, the Notes may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of the Notes and their "issue price." Holders of any Notes issued with original issue discount generally must include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income.

    Based on Code Sections 1271 through 1273 and Section 1275, Treasury Regulations under such Code Sections issued on January 27, 1994, as amended on June 14, 1996 (the "OID Regulations") and certain provisions of the Tax Reform Act of 1986 (the "1986 Act"), the Depositor anticipates that the amount of original issue discount required to be included in a Noteholder's income in any taxable year will be computed as described below. The OID Regulations require that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the collateral supporting a debt instrument ("Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Prepayment Assumption will include a reasonable assumed prepayment rate for the Accounts. The OID Regulations provide that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Notes, and which is not an unreasonable assumption. The Prepayment Assumption determined by the Depositor for the purposes of determining the amount and rate of accrual of original issue discount is set forth in this Prospectus. No representation is made that the Accounts will prepay at the Prepayment Assumption or at any other rate. The Prepayment Assumption used to price the Notes will be based in part on an assumed level of cash recoveries on repossessed properties and also on an assumed default rate on the Accounts. It is unclear under the 1986 Act and the OID Regulations whether an assumption as to cash recoveries on repossessed properties or an assumption as to a default rate on the Accounts will be acceptable. Moreover, it is not clear whether an assumption as to the expected timing of payments on an equity interest in a Trust is permissible. The Depositor intends, however, to use such assumptions for purposes of computing original issue discount on the Notes unless regulations are issued that prohibit the use of such assumptions. There can be no assurance, however, that the Internal Revenue Service (the "IRS") will agree with the positions taken by the Depositor and any challenge by the IRS could result in holders being required to include income in different amounts or at different times from those described below.

    In general, each Note will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The "issue price" of the Notes is the price at which a substantial amount of the Notes are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers) regardless of the price paid by subsequent buyers. Generally, the stated redemption price at maturity of a Note is its stated principal amount. Under a DE MINIMIS rule contained in the Code, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of a Note multiplied by its weighted average maturity. Weighted average maturity is computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years from the issue date (rounding down for partial years) until each payment included in the stated redemption price at maturity is scheduled to be made under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of each such payment and the denominator of which is the Note's stated redemption price at maturity.

    Generally, a Noteholder must include in gross income in each taxable year, the "daily portion," as determined below, of the original issue discount that accrues on a Note for each day during the taxable year that the Noteholder holds such Note, including the purchase date but excluding the disposition date. In the case of an original holder of a Note, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that either begins or ends on the day in the calendar year corresponding to a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (a) adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Note as calculated under the Prepayment Assumption), and (ii) any principal payments received during such accrual period and (b) subtracting from the total the "adjusted issue price" of the Note at the beginning of such accrual period. The "adjusted issue price" of a Note at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Note at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any principal payment made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under a reasonable method set forth under the OID Regulations, provided that such method is consistent with the method used to determine yield on the Notes. The calculation of original issue discount as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

    A subsequent purchaser of a Note issued with original issue discount who purchases the Note at a cost less than the remaining stated redemption price at maturity but more than its adjusted issue price (i.e., at an "acquisition premium"), also will be required to include in gross income the sum of the daily portions of original issue discount on the Note. In computing the daily portions of original issue discount for such a purchaser, however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Note exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includable in the gross income of an original Noteholder (who purchased the Note at its issue price), (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Note for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

    A purchaser of a Note who purchases the Note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the Note at a premium, and may elect to amortize such premium under a constant yield method. The Code provides that amortizable bond premium will be treated as an offset to interest income rather than as a deductible interest expense.

    The OID Regulations permit a Noteholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium on the Notes in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Noteholder acquires during the year of the election or thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable without the consent of the IRS.

MARKET DISCOUNT

    In the opinion of Brown & Wood LLP, a purchaser of a Note also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the excess, if any, of (i) the Note's stated principal amount or, in the case of a Note with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Note from an original holder) over (ii) the price paid by the purchaser for such Note. Under a DE MINIMIS rule contained in the Code, market discount with respect to a Note will be considered to be zero if the amount allocable to the Note is less than 0.25% of the stated redemption price at maturity of such Note multiplied by the number of complete years to maturity of the Note remaining after the date of purchase. If market discount on a Note is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Note and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Investors should consult their own advisors regarding the application of the market discount rules and advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The 1986 Act provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount Note acquired by the taxpayer after the date of enactment of the Act shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Note is to be reduced by the amount so treated as ordinary income. This rule will not apply, however, if the Noteholder elects to include market discount in income currently as it accrues on all market discount obligations acquired by such Noteholder in the taxable year and thereafter.

    The 1986 Act also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, certain rules described in the legislative history accompanying the 1986 Act will apply. Under those rules, the holder of a market discount Note may elect to accrue market discount either on the basis of a constant interest rate (taking into account the Prepayment Assumption) or according to one of the following methods. For Notes issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Notes issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the methods in the case of instruments (such as the Notes) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the Prepayment Assumption will apply. Regulations are to provide similar rules for computing the accrual of amortizable note premium on instruments payable in more than one principal installment.

    A holder of a Note who acquired such Note at a market discount also may be required to defer, until the maturity date of such Note or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Note in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Note. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Note for the days during the taxable year on which the holder held the Note and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Note matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized, in whole or in part, any remaining deferred deduction will be allowed to the extent gain is recognized on the disposition. The deferral rule does not apply if the Noteholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Noteholder in that taxable year and thereafter.

    Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Note purchased at a discount or premium in the secondary market.

SALE OR REDEMPTION OF NOTES

    In the opinion of Brown & Wood LLP, if a Note is sold or redeemed, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or redemption and the seller's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Note, and reduced by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Note will recognize gain equal to the excess, if any, of the amount of the payment over such holder's adjusted basis in the Note. A holder of a Note who receives a final payment which is less than such holder's adjusted basis in the Note will generally recognize a loss. In general, such gain or loss will be a capital gain or loss, provided that the Note is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

FOREIGN INVESTORS

    In the opinion of Brown & Wood LLP, generally, payments of interest (including any payment with respect to accrued original issue discount) on the Notes to a Noteholder who is a non-United States person ("foreign person") not engaged in a trade or business within the United States, will not be subject to Federal income or withholding tax if (i) such Noteholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in Mid-State or any parent corporation thereof, (ii) such Noteholder is not a controlled foreign corporation (within the meaning of Code
Section 957) related to Mid-State or any parent corporation thereof and (iii) such Noteholder complies with certain identification requirements (including delivery of a statement, signed by the Noteholder under penalty of perjury, certifying that such Noteholder is a foreign person and providing the name and address of such Noteholder). As used herein, the term "foreign person" means a person that is, for United States Federal income tax purposes, someone other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    If a tax is withheld by the withholding agent, the Noteholder would be entitled to a refund of such tax if such Noteholder can prove it is a foreign person and it is not a 10 percent shareholder of Mid-State or any parent corporation thereof, or a controlled foreign corporation related to Mid-State or any parent corporation thereof. A Noteholder may be required to file a U.S. Federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

BACKUP WITHHOLDING

    In the opinion of Brown & Wood LLP, federal income tax laws provide for "backup withholding" of tax at a rate of 31% in certain circumstances on "reportable payments," which include payments of principal, interest and original issue discount (determined in any case as if the Noteholder were the original holder of the Note), but not market discount, on a Note and of the proceeds of the disposition of a Note. Persons subject to the requirement of backup withholding include, in certain circumstances, the Depositor, the Issuer, the paying agent of the Issuer, a person who collects a payment of interest or original issue discount as a custodian or nominee on behalf of the Noteholder and a "broker" (as defined in applicable Treasury regulations) through which the Noteholder receives the proceeds of the retirement or other disposition of a Note. Backup withholding applies only if the Noteholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number to the person subject to the requirement of backup withholding, (2) furnishes an incorrect taxpayer identification number to such person, (3) fails to report properly interest or dividends or (4) under certain circumstances, fails to provide to such person a certified statement, signed under penalty of perjury, that the taxpayer identification number furnished is the correct number and that such Noteholder is not subject to backup withholding.

    Backup withholding will not apply, however, with respect to certain payments made to Noteholders, including payments to certain exempt recipients (such as tax-exempt organizations) and to certain foreign persons (as discussed under "Foreign Investors" above). Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

    The amount of any "reportable payments" made by the Issuer during each calendar year and the amount of tax withheld, if any, with respect to payments on the Notes will be reported to the Noteholders and to the IRS.

TAXABLE MORTGAGE POOLS

    Under Code section 7701(i), an entity substantially all the assets of which consist of mortgage loans and which does not elect REMIC status may be classified as a taxable mortgage pool only if it is "the obligor under debt obligations with two or more maturities." On August 4, 1995 the IRS issued Treasury regulations under Section 7701(i) (the "TMP Regulations"). Because the Notes will pay principal PRO RATA in the absence of losses on the Accounts and will have the same Maturity Dates, the Trust will not be classified as a TMP.

                                 THE INDENTURE

    The following summaries describe the material provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Notes will be secured under the Indenture.

NEGATIVE COVENANTS

    The Issuer will not, among other things, engage in any business or activity other than in connection with, or relating to, the issuance of Notes and the purchase of the Accounts or the preservation of the Trust and the release of assets therefrom pursuant to the Indenture and the Trust Agreement. See "THE ISSUER."

REVIEW OF ACCOUNT DOCUMENTS

    Within 90 days after the Closing Date, the Indenture Trustee will review the Mortgage Collateral documents with respect to each Account that is part of the Mortgage Collateral to determine that all documents required to be delivered have been delivered, that they have been executed as required and that they relate to the Accounts listed on the Schedule of Accounts attached to the Indenture. Upon discovery that any Mortgage Collateral document is missing or defective in a materially adverse manner, the Indenture Trustee will notify the Servicer and the Issuer.

    Within 90 days of the earlier of discovery by or notice to the Issuer that any Mortgage Collateral document is missing or defective and such omission or defect materially and adversely affects the interest of the Noteholders in an Account, the Issuer is required to use its best efforts to cure such omission or defect. If such omission or defect is not or cannot be cured within such 90-day period or, with the prior written consent of the Indenture Trustee, such longer period as specified in such consent, the Issuer is required to either (i) deposit in the Collection Account an amount equal to 100% of the current Economic Balance of the affected Account, at which time such affected Account will be released from the lien of the Indenture or (ii) remove such Account from the lien of the Indenture and substitute one or more qualified substitute accounts.

    In order to be a "qualified substitute account," an account must comply with the representations and warranties described under "THE INDENTURE--Representations and Warranties" below, and must have an Economic Balance not not less than the Economic Balance of, and an Effective Financing Rate not less than the Effective Financing Rate of, the Account for which it is being substituted, all as more specifically set forth in the Indenture.

    The obligation of the Issuer to cure any such omission or defect or to repurchase or substitute for the affected Account will be the sole remedy available to the Indenture Trustee or Noteholders in respect of the related omission or defect.

REPRESENTATIONS AND WARRANTIES

    In the Indenture the Issuer will make representations and warranties with respect to each Account that constitutes part of the Mortgage Collateral to the effect that as of the Closing Date:

        (a) the information set forth with respect to such Account in the Schedule of Accounts attached to the Indenture is true and correct as of the date as of which such information is given;

        (b) the related building or installment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due have been performed;

        (c) the Mortgage Collateral documents have been duly executed by the Account obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged;

        (d) the mortgages have been properly recorded as required by law and such documents constitute a valid first priority lien upon and secure title to the property described therein, which in each case, is a single family detached dwelling, and such Mortgage Collateral documents are enforceable in accordance with their respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity (whether applied in a proceeding in law or at equity);

        (e) the Issuer is the sole owner of each Account that is part of the Mortgage Collateral and has good title to such Account and full right and authority to grant a lien or security interest on such Account to the Indenture Trustee and, upon delivery of the related Mortgage Collateral documents to the Indenture Trustee, the Indenture Trustee will have a valid and perfected lien or security interest in such Account;

        (f) all costs, fees, intangible, documentary, recording taxes and expenses incurred in making, closing and recording such Account and the related mortgage and in connection with the issuance of the Notes, have been paid;

        (g) no part of the property purporting to secure any such Account has been, or shall have been, released from the lien or security title of the related mortgage, deed of trust, mechanic's lien contract or other security agreement except for property securing Accounts which have prepaid in full between the Cut-Off Date and the date that is five business days prior to the Closing Date which amounts shall be deposited in the Collection Account on or before the Closing Date;

        (h) except to the extent permitted by the Servicing Agreement, no term or provision of any Account that is part of the Mortgage Collateral has been or will be altered, changed or modified in any way by the Servicer or the Issuer without the consent of the Indenture Trustee;

        (i) Mid-State and the Issuer acquired title to the Accounts in good faith, for value and without notice of any adverse claim;


        (j) the promissory note or installment contract with respect to each Account evidences a homeowner's obligation to pay the Gross Receivable Amount of the related Account with fully amortizing level monthly payments and each bears a fixed finance charge rate. Each promissory note or installment contract has an original term to maturity not in excess of 30 years; no less than 87% of the promissory notes or installment contracts with respect to each Account that have a balance greater than zero were originated from January 1995 through February 1997 with the exception of promissory notes or installment contracts which represent subsequent resales of repossessed houses that secured promissory notes or installment contracts originated during such period;


        (k) except as disclosed in the Indenture, there is no right of rescission, setoff, defense or counterclaim to the promissory note, installment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account, including both the obligation of the Account obligor to pay the unpaid balance of the cash price or finance charge on such promissory note or installment contract and the defense of usury; furthermore, neither the operation of any of the terms of the promissory note, installment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account nor the exercise of any right thereunder will render such promissory note, installment contract, mortgage, mechanic's lien contract or other security agreement unenforceable, in whole or in part, or subject such promissory note or mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

        (l) as of the Closing Date, there are no mechanics' liens or claims for work, labor or material (and to the best of the Issuer's knowledge, no rights or claims are outstanding that under law could give rise to such lien) affecting any mortgaged property which are or may be a lien prior to, or equal with, the lien of the mortgage, mechanic's lien contract or other security agreement thereon;

        (m) except as disclosed in the Indenture, the promissory note or installment contract with respect to each Account at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

        (n) as of the Closing Date, with respect to each deed of trust with respect to any Account, a trustee, duly qualified under applicable law to serve as such, is properly designated, serving and named in such deed of trust;

        (o) there has been no fraud, dishonesty, misrepresentation or negligence on the part of the originator or Account obligor in connection with the origination of the promissory note or installment contract with respect to any Account or in connection with the sale of the related Account; and

        (p) to the best knowledge of the Issuer, except for Mortgaged Properties for which insurance proceeds are available, each Mortgaged Property is free of damage which materially and adversely affects the value thereof.

    Within 90 days of the earlier of discovery by or notice to the Issuer of any breach of a representation or warranty which materially and adversely affects the interest of the Noteholders in an Account, the Issuer is required to use its best efforts to cure such breach in all material respects. If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the Indenture Trustee, such longer period as specified in such consent, the Issuer is required to either (i) deposit in the Collection Account an amount equal to 100% of the current Economic Balance of the affected Account, at which time such affected Account will be released from the lien of the Indenture or
(ii) remove such Account from the lien of the Indenture and substitute one or more qualified substitute accounts.

    In order to be a "qualified substitute account," an account must comply with the representations and warranties set forth above and must have an Economic Balance not less than the Economic Balance of, and an Effective Financing Rate not less than the Effective Financing Rate of, the Account for which it is being substituted all as more specifically set forth in the Indenture.

    The obligation of the Issuer to cure any such breach or to repurchase or substitute for the affected Account will be the sole remedy available to the Trustee or Noteholders in respect of the related breach.

MODIFICATION OF INDENTURE

    With the consent of the holders of Notes evidencing not less than 50% of the Voting Rights of each Class of Notes adversely affected, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture or modify (except as provided below) in any manner the rights of the holders of the Notes.

    Without the consent of the holders of each outstanding Note affected thereby, no supplemental indenture shall (a) change the Maturity Date, or the Payment Date for any installment of interest on, any Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, or change the earliest date on which any Note may be redeemed or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the Voting Rights, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture, or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture relating to the sale of property subject to the lien under the Indenture or specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Note affected thereby, as applicable, (d) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Note of the security afforded by the lien of the Indenture or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the principal and interest payable on any Note.

VOTING

    The voting rights assigned to each Class of Notes (the "Voting Rights") will be a fraction, expressed as a percentage, the numerator of which is equal to the aggregate outstanding principal amount of such Class of Notes and the denominator of which is equal to the aggregate outstanding principal amount of all Classes of Notes.

EVENTS OF DEFAULT


    An Event of Default with respect to the Notes is defined in the Indenture as one or more of the following events: (i) a default in the payment of any amount due under the Notes by the Maturity Date; (ii) a failure to apply funds in the Collection Account in accordance with the Indenture and such failure continues for a period of two days; (iii) a default in the payment when due of any interest on any Class of Notes and the expiration of a 30-day grace period; (iv) the failure to pay the Outstanding Principal Balance of each Class of Notes on the Maturity Date; (v) a default in the observance of certain negative covenants in the Indenture; (vi) a default in the observance of any other covenant in the Indenture and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of Notes entitled to at least 40% of the Voting Rights, such written notice specifying the Event of Default and stating that such notice is a "Notice of Default;" or (vii) certain events of bankruptcy or insolvency with respect to the Issuer. Notwithstanding the foregoing, on or prior to the Maturity Date, any of the events described in the preceding sentence will not be an Event of Default (i) in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) in respect of the Class A-3 Notes until the Class A-1 Notes and Class A-2 Notes have been paid in full and (iii) in respect of the Class A-4 Notes until the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full.


RIGHTS UPON EVENT OF DEFAULT

    The Indenture provides that the Indenture Trustee may exercise remedies on behalf of the Noteholders only if an Event of Default has occurred and is continuing. The Indenture Trustee shall proceed, in its own name, subject to the Indenture, to protect and enforce its rights and the rights of the Noteholders by such remedies provided for in the Indenture as the Indenture Trustee shall deem most effectual to protect and enforce such rights.

    On or prior to the Maturity Date, upon the occurrence of an Event of Default, the Indenture Trustee or the holders entitled to at least 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding may declare the principal of the Notes to be immediately due and payable; provided, however, that such Class of Notes or the Indenture Trustee may make such declaration only if the Event of Default affects, and in the case of a default in the payment of the Notes such payment default relates to, the Class of Notes with the lowest numerical Class designation then outstanding. Upon such declaration, the Indenture Trustee may, or at the direction of the holders entitled to at least 66 2/3% of the Class of Notes with the lowest numerical Class designation then outstanding shall, pursue one or more remedies subject to, and in accordance with the terms of the Indenture, including without limitation, selling the Accounts at one or more public or private sales. Notwithstanding the acceleration of the maturity of the Notes, the Indenture Trustee shall refrain from selling the Accounts and continue to apply all amounts received on the Accounts to payments due on the Notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the Indenture Trustee determines that anticipated collections on the Accounts would be sufficient to pay the Class of Notes with the lowest numerical Class designation then outstanding and (ii) the Indenture Trustee has not been otherwise directed by the holders of all the Notes. On or prior to the Maturity Date, a Class of Notes which does not have the lowest numerical Class designation then outstanding will not have any right to direct the Indenture Trustee to pursue any remedies or actions under the Indenture.



    After the Maturity Date, upon the occurrence of an Event of Default, the Indenture Trustee or the holders entitled to at least 66 2/3% of the Voting Rights of any Class of Notes (provided that the holders entitled to at least 66 2/3% of the Voting Rights of each Class of Notes with a lower numerical Class designation then outstanding consent) may declare the principal of the Notes to be immediately due and payable. Upon such declaration, the Indenture Trustee may, or at the direction of the holders entitled to at least 66 2/3% of the Class of Notes that made or consented to such declaration, shall pursue one or more remedies subject to and in accordance with the terms of the Indenture, including without limitation selling the Accounts at one or more public or private sales. Notwithstanding the acceleration of the maturity of the Notes, the Indenture Trustee shall refrain from selling the Accounts and continue to apply all amounts received on the Accounts to payments due on the Notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the Indenture Trustee determines that anticipated collections on the Accounts would be sufficient to pay the Classes of Notes that directed, made or consented to the declaration of the principal of the Notes to be immediately due and payable (or sufficient to pay all the Classes of Notes then outstanding if the Indenture Trustee has made such declaration without direction from any of the holders of Notes) and (ii) the Indenture Trustee has not been otherwise directed by the holders of all the Notes.



    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders have offered to the Indenture Trustee security or indemnity satisfactory to it against loss, liability or expense incurred in compliance with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the then outstanding Notes (or in the case of any action described in the immediately preceding two paragraphs, the holders of Notes otherwise required to take such action) shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Note affected thereby. See "DESCRIPTION OF THE NOTES--Registration of the Notes."

TRIGGER EVENTS

    A "Trigger Event" under the Indenture includes the occurrence of any of the following events:

            (i) the Issuer fails to make a payment due under the Indenture and such failure continues for two business days;

            (ii) the Servicer fails to make a required payment or deposit due under the Servicing Agreement and such failure continues for four business days;

           (iii) an Event of Default (as defined in the Servicing Agreement) occurring by reason of (i) the Servicer's failure to perform any covenants or agreements of the Servicer contained in the Servicing Agreement; (ii) certain events of insolvency in respect of the Servicer; or (iii) any representation or warranty made by the Servicer pursuant to the Servicing Agreement proves to be incorrect;

            (iv) a breach of any covenant of the Servicer in the Servicing
                 Agreement which may have a materially adverse effect on the Servicer or its performance under the Servicing Agreement that is not cured within 60 days after the Servicer becomes aware thereof or after notice thereof from any Person;

            (v) any representation or warranty by Mid-State in the Purchase and
                Sale Agreement, or any representation or warranty by the Issuer in the Indenture, is incorrect and such breach may have a materially adverse effect on the Issuer or the Noteholders and is not cured, or the related Account is not substituted for or repurchased by Mid-State and in either case released from the lien of the Indenture, within 90 days after notice thereof from the Indenture Trustee;

            (vi) certain events of insolvency in respect of the Issuer;

           (vii) the Purchase and Sale Agreement, the Servicing Agreement or the Indenture ceases to be in full force and effect or;

          (viii) the lien of the Indenture ceases to be effective or ceases to be of a first priority.

LIMITATIONS ON SUITS


    No holder of any Note will have the right to institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (b) the holders of Notes entitled to not less than 40% of the Voting Rights (in the case of a declaration of the Notes to be immediately due and payable, sale, foreclosure, or other action with respect to the Accounts, the required holders of Notes as set forth in the Indenture and described herein under "THE INDENTURE --Rights Upon Events of Default") have made written request of the Indenture Trustee to institute such proceedings in its own name as Indenture Trustee and have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Indenture Trustee has for 60 days after its receipt of such notice neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the then outstanding Notes.


NON-PETITION


    The Indenture will provide that no holder of a Class of Notes will have the right, either directly or through an affiliate, to petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequester or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer, other than (i) on or prior to the Maturity Date, the holders entitled to at least 63 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding, and (ii) after the Maturity Date the holders entitled to at least 100% of the Voting Rights of any Class of Notes (provided that the holders entitled to at least 100% of the Voting Rights of each Class of Notes with a lower numerical Class designation then outstanding consent).


REPORTS TO NOTEHOLDERS

    On each Payment Date the Indenture Trustee is required to deliver to the Noteholders a written report setting forth the amount of the quarterly payment which represents principal and the amount which represents interest (in each case on a per individual Note basis), and the remaining outstanding principal amount of an individual Note after giving effect to the payment of principal made on such Payment Date.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

    The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged in respect of the Accounts upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE INDENTURE TRUSTEE

    First Union National Bank of Florida, a national banking association, will be the Indenture Trustee under the Indenture.

                            THE SERVICING AGREEMENT

GENERAL


    The Accounts will be serviced by the Servicer under the Servicing Agreement between the Servicer and the Issuer, which will be assigned to the Indenture Trustee as additional security for the Notes. The following summaries describe the material provisions of the Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Servicing Agreement and the Indenture, and where particular provisions or terms used in the Servicing Agreement or the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The offices of the Servicer are located at 1500 North Dale Mabry Highway, Tampa, Florida 33607. The Servicer, as Depositor, will be the settlor and initially the sole beneficiary of the Issuer. The Servicer will perform the services described below and set forth in the Servicing Agreement.


COLLECTION OF PAYMENTS

    The Servicer will service the Accounts and will provide certain accounting and reporting services with respect to the Accounts. The Servicer will be obligated to service the Accounts generally in accordance with certain specific standards set forth in the Servicing Agreement and otherwise in accordance with reasonable and prudent servicing standards that are employed by a prudent servicer with respect to the servicing of accounts held in its own portfolio and in accordance with the Servicer's past practices. Although the Servicer will be responsible for servicing the Accounts, the Servicer will enter into a subservicing agreement with Jim Walter Homes pursuant to which Jim Walter Homes will perform certain day-to-day servicing functions, such as following up on delinquent accounts and initiating foreclosure proceedings, in accordance with the standards and provisions of the Servicing Agreement.

    Generally, all payments received on the Mortgage Collateral will be deposited on a daily basis in a holding account (the "Holding Account") established with and in the name of First Union National Bank of Florida, as custodian for itself as the Indenture Trustee, prior to the Closing Date. The Servicer will transfer the payments attributable to the Mortgage Collateral, net of the applicable servicing fee and other permitted deductions, into the Collection Account.

    The Servicer will perform certain monitoring and reporting functions for the Indenture Trustee, including the preparation and delivery of monthly reports to the Indenture Trustee covering the current payments and prepayments in full received with respect to the Accounts and reports covering defaulted
Accounts.

SERVICING FEE

    The servicing fee will be calculated and paid monthly based upon the number of Accounts being serviced as of the end of the preceding month. No such fee will be paid, however, on Accounts that have resulted in repossession. The servicing fee will be calculated at $25 per Account outstanding per month. The servicing fee will be paid to the Servicer out of the Holding Account upon submission of a withdrawal request in accordance with the Servicing Agreement. In addition to the servicing fee, the Servicer will receive all assumption fees, late payment charges, interest on taxes and insurance paid on behalf of the Accounts and similar charges, to the extent such fees and expenses are collected from obligors.

    Out of its servicing fee, the Servicer is obligated to pay normal expenses and disbursements incurred in connection with servicing the Accounts, including the fees and disbursements of its independent accountants and expenses incurred in connection with reports to the Indenture Trustee. Fees and expenses incurred in connection with realization upon defaulted Accounts are reimbursable from the Holding Account.

INSURANCE; TAXES

    The Servicer will not be required to maintain escrow accounts for collection of taxes or premiums on Insurance Policies on the Accounts. The terms of each Account require the obligor to maintain a standard Insurance Policy covering the property underlying such Account. The standard Insurance Policy is generally in the form of the fire insurance policy with extended coverage that is customary in the state in which the Mortgaged Property is located. Such standard forms vary from state to state but generally cover damage by fire, lightning and windstorm, subject to certain conditions and exclusions. Other causes of damage (including without limitation floods and earth movements) are not covered. The Servicing Agreement requires the Servicer to cause such a policy to be maintained in full force and effect or to maintain a blanket insurance policy insuring against hazard and certain other losses with respect to each such Account. The Servicer or Jim Walter Homes, as subservicer, will be required to monitor the customer's payment of insurance and taxes. If such payments are not made, the Servicer will be required to make such payments and will not be reimbursed for such payments except to the extent such amounts are collected from the obligor, from a subservicer or to the extent recoverable as liquidation expenses.

    If the Servicer obtains an Insurance Policy on behalf of an obligor, it normally does so through an insurance agency that is an affiliate of the Servicer, and the reinsurer, if any, of such Insurance Policy is an affiliate of the Servicer.

REALIZATION UPON DEFAULTED ACCOUNTS

    The Servicer will foreclose upon or otherwise comparably convert the ownership of the property securing any Account that comes into default and as to which no satisfactory arrangements can be made for collection of delinquent amounts. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures specified in the Servicing Agreement as are consistent with its customary servicing procedures. In this regard, the Servicer may sell the property at a foreclosure or a trustee's sale. Generally, however, it is expected that the property will be resold primarily in exchange for a new account and such account will be an Account securing the Notes.

    If any property securing a defaulted Account is damaged and the proceeds, if any, from the related Insurance Policy maintained by the customer or from any temporary insurance policy obtained by the Servicer are insufficient to restore the damaged property completely, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration is likely to increase the liquidation proceeds of the related Account and (ii) that it will recover such expenses through liquidation or insurance proceeds.

RESIGNATION

    The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will be effective until a successor servicer has assumed the Servicer's obligations and duties under the Servicing Agreement. Such a successor servicer must be satisfactory to the Issuer and the Indenture Trustee in the exercise of their reasonable discretion. The Servicer may, however, enter into subservicing agreements with any person similar to the one to be entered into with Jim Walter Homes to perform any of its obligations under the Servicing Agreement, but the Servicer will remain fully liable for performance of all obligations under the Servicing Agreement.

ANNUAL ACCOUNTANTS' REPORT

    The Servicer is required to cause a firm of independent certified public accountants to furnish to the Issuer and the Indenture Trustee, on or before 120 days after the end of each of its fiscal years beginning with the fiscal year ending May 31, 1998, a statement to the effect that such firm (a) has examined the Servicer's financial statements for the preceding fiscal year in accordance with generally accepted auditing standards and has issued an opinion thereon, and (b) has examined certain documents and records relating to the servicing of the Accounts during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Accounts or has set forth such exceptions.

EVENTS OF DEFAULT

    Events of Default under the Servicing Agreement will include: (a) any failure to deposit into the Holding Account any required payment within two Business Days after it is required to be deposited; (b) any failure by the Servicer duly to observe or perform any other of its covenants or agreements in the Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure by the Indenture Trustee or the holders of Notes representing a majority in principal amount of the then outstanding Notes;
(c) certain events of bankruptcy, insolvency, receivership or reorganization of the Servicer, any subservicer or any affiliate of either; (d) any representation, warranty or statement of the Servicer made in the Servicing Agreement or any other certificate delivered in connection with the issuance of the Notes being materially incorrect as of the time such representation, warranty or statement was made, which defect has not been cured within 30 days after the Servicer received notice of the defect; and (e) any failure of the Servicer to deliver to the Indenture Trustee a weekly report covering transfers from the Holding Account to the Collection Account in the absence of force majeure.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default under the Servicing Agreement remains unremedied, the Issuer or the Indenture Trustee (in each case subject to the provisions of the Indenture) or, with the consent of the Indenture Trustee, holders of Notes entitled to more than 50% of the Voting Rights of each Class of Notes may terminate all of the rights and obligations of the Servicer under the Servicing Agreement. Upon such termination, the Issuer will be obligated to obtain a substitute servicer satisfactory to the Indenture Trustee. If the Issuer fails to appoint a servicer satisfactory to the Indenture Trustee, the Indenture Trustee may appoint or petition, in a court of competent jurisdiction, for the appointment of a servicer to act as successor to the Servicer under the Servicing Agreement. Pending the appointment of a successor Servicer, the Indenture Trustee will be obligated to act as Servicer. (If First Union National Bank of Florida, as Indenture Trustee, were to become Servicer, it is expected to engage an affiliate as subservicer.) The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Servicing Agreement. No termination of the Servicer shall be effective until the new servicer enters into a servicing agreement with the Issuer and the Indenture Trustee.

TERMINATION AND REPLACEMENT OF SERVICER

    If a Trigger Event occurs, the Indenture Trustee will have the option to, but is not obligated to: (i) terminate the rights of the Servicer under the Servicing Agreement and appoint a new Servicer thereunder; (ii) compel the transfer of the software used by the Servicer to service the Accounts; (iii) direct the homeowners under the Accounts to make payments directly to the successor Servicer; and/or (iv) avail itself of any other remedies under the Servicing Agreement or the Indenture. In addition, the occurrence of a Trigger Event would affect the application of Remaining Available Funds to the payment of principal of the Notes under the Indenture as described under "DESCRIPTION OF THE NOTES--Interest and Principal Payments."

AMENDMENTS

    The Servicing Agreement may be amended by the Issuer and Mid-State with the consent of the Indenture Trustee and the holders of Notes entitled to more than 50% of the Voting Rights of each Class of affected Notes, for the purpose of adding any provisions to, or modifying or eliminating any provisions of, the Servicing Agreement. However, amendments affecting amounts to be deposited in the Holding Account or the Collection Account, altering the priorities with which any allocation of funds shall be made under the Servicing Agreement, creating liens on the collateral securing the payment of principal and interest on the Notes or modifying certain specified provisions of the Servicing Agreement may be approved only with the consent of the Indenture Trustee and all holders of the Notes. The Servicing Agreement may also be amended without the consent of the Indenture Trustee or any Noteholder if such amendment does not adversely affect in any material respect the interests of any Noteholder.

                              THE TRUST AGREEMENT

    Under the terms of the Trust Agreement, the Depositor will have conveyed to the Owner Trustee a nominal amount of cash to establish the Trust, which will act as Issuer. In exchange, the Depositor will have received certificates evidencing beneficial ownership of the Issuer created under such agreement. Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership of the Issuer to another entity or entities.


    The Trust Agreement will provide that the Owner Trustee will be obligated to
(i) execute and deliver the Indenture, the Notes, the Servicing Agreement, the Purchase and Sale Agreement and all other documents, agreements and instruments related thereto, (ii) acquire the Collateral and to pledge the Collateral as security for the Notes, (iii) issue the Notes pursuant to the Indenture and (iv) take whatever action shall be required to be taken by the Owner Trustee by, and subject to, the terms of the Trust Agreement. The Trust Agreement will provide that the Issuer may not conduct any activities other than those related to the issuance and sale of Notes, the investment of certain funds in Eligible Investments, as defined in the Indenture, and such other limited activities as may be required in connection with reports and payments to holders of the Notes and the beneficial interest of the Trust. Neither the Owner Trustee in its individual capacity nor the holders of the beneficial interest of the Trust (the "Owners") are liable for payment of principal of or interest on the Notes and each holder of Notes will be deemed to have released the Owner Trustee and the Owners from any such liability. Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Owners will succeed to all the rights of the Noteholders, under the Servicing Agreement, except as otherwise provided therein.


    The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust until at least 367 days after payment in full of all the Notes and the Owners shall not direct the Owner Trustee to take any action that would violate such provision.


    The Trust Agreement will provide that the Owner Trustee is entitled to an annual fee equal to $5,000.


    The Trust Agreement may, at the unanimous written request of the Owners, be supplemented and amended by a written instrument signed by the Owner Trustee and the Owners, with the written consent of the Indenture Trustee.

    The Trust Agreement will provide that the Trust will terminate upon the earlier to occur of (i) the final sale or disposition of the trust estate and the distribution of all proceeds thereof to the Owners or (ii) 21 years less one day following the death of the survivor of certain individuals described in the Trust Agreement, but in no event later than April 1, 2062.

                        THE PURCHASE AND SALE AGREEMENT

    The Depositor will sell and assign to the Issuer all its right, title and interest in the Mortgage Collateral pursuant to the Purchase and Sale Agreement. Simultaneously, the Issuer will collaterally assign the Mortgage Collateral to the Indenture Trustee as security for the Notes pursuant to the Indenture.

    The Depositor will represent and warrant to the Issuer, with respect to the Accounts sold pursuant to the Purchase and Sale Agreement, that as of the date of execution thereof: (i) the related building or installment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due shall have been performed by both parties thereto; (ii) the promissory note shall have been duly executed by the customer with respect thereto and, to the extent required under local law for recordation or enforcement, the mortgage, mechanic's lien contract or other security agreement has been duly executed and properly acknowledged; (iii) the Mortgage Collateral documents, other than the assignments thereof, shall have been properly recorded as required by law; (iv) the mortgage, deed of trust, mechanic's contract or other security agreement shall constitute a valid first-priority lien upon and secure title to the property described therein, and such mortgage, deed of trust, mechanic's lien contract or other security agreement and the promissory note or installment sale contract secured thereby shall be fully enforceable in accordance with their respective terms; (v) all costs, fees, intangible and documentary recording taxes and expenses incurred in making, closing, and recording each Account shall have been paid; and (vi) no part of the mortgaged property securing any promissory note or installment sale contract shall have been released from the lien or security title of the mortgage, deed of trust, mechanic's lien contract or other security agreement securing such promissory note or installment sale contract except for Account notes which have been prepaid in full since the Cut-Off Date, which amounts will be deposited in the Collection Account.

    Within 90 days of the earlier of discovery by or notice to the Depositor of any breach of a representation or warranty which materially and adversely affects the interests of the Issuer in an Account, the Depositor is required to use its best efforts to cure such breach in all material respects. If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the Indenture Trustee, such longer period as specified in such consent, the Depositor is required to either (i) repurchase such Account from the Issuer for an amount equal to 100% of the current Economic Balance of the affected Account or (ii) substitute for such affected Account one or more qualified substitute accounts.

    In order to be a "qualified substitute account," an account must comply with the representations and warranties set forth above and must have an Economic Balance not less than the Economic Balance of, and an Effective Financing Rate not less than the Effective Financing Rate of, the Account for which it is being substituted, all as more specifically set forth in the Purchase and Sale Agreement.

    The obligation of the Depositor to cure any such breach or to repurchase or substitute for the affected Account will be the sole remedy available to the Issuer in respect of the related breach.

                              PLAN OF DISTRIBUTION

    The Depositor, as sole beneficial owner of the Issuer, and Walter Industries have entered into an Underwriting Agreement with Lehman Brothers Inc., as representative of the several underwriters named therein (Lehman Brothers Inc., collectively with the other underwriters, the "Underwriters"). Subject to the terms and conditions of the Underwriting Agreement, the Depositor has agreed to cause the Issuer to sell to the Underwriters, and the Underwriters have agreed to purchase, the respective principal amount of each Class of Notes set forth opposite their names below.

                                                       PRINCIPAL       PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                       AMOUNT OF       AMOUNT OF      AMOUNT OF      AMOUNT OF
                                                       CLASS A-1       CLASS A-2      CLASS A-3      CLASS A-4
UNDERWRITERS                                             NOTES           NOTES          NOTES          NOTES
---------------------------------------------------  --------------  -------------  -------------  -------------

Lehman Brothers Inc................................

Donaldson, Lufkin & Jenrette Securities
  Corporation......................................

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated.....................................

NationsBanc Capital Markets, Inc...................

Salomon Brothers Inc...............................
                                                     --------------  -------------  -------------  -------------

      Total........................................  $  287,750,000  $  57,750,000  $  45,100,000  $  48,550,000
                                                     --------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------

    Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes, if any of the Notes are purchased.

    The Underwriters have advised the Depositor and the Issuer that they propose to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a concession not in excess of [ %], [ %], [ %] and [ %] of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, respectively. The Underwriters may allow and such dealers may reallow a concession to certain other dealers not in excess of [ %], [ %], [ %] and [ %] of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, respectively. After the initial public offering, the public offering prices and such concessions may be changed.

    During and after the offering, the Underwriters may purchase and sell Notes in the open market. These transactions may include overallotment and stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.


    Lehman Brothers Inc. ("Lehman Brothers") owns approximately 14.3% of the common stock of Walter Industries. Lehman Brothers has the right to have two representatives on the board of directors of Walter Industries, and currently two employees of Lehman Brothers are directors on such board.



    This Prospectus may be used by Lehman Brothers Inc., to the extent required, in connection with market making transactions in the Notes. Lehman Brothers Inc. may act as principal or agent in such transactions.


    The Depositor and Walter Industries have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof. The Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Owner Trustee in its individual capacity by Richards, Layton & Finger, Wilmington, Delaware; for the Depositor by Cadwalader, Wickersham & Taft, New York, New York; for the Indenture Trustee by Morris, James, Hitchens and Williams, Wilmington, Delaware; for the Issuer by Cadwalader, Wickersham & Taft, New York, New York, as to the validity of the Notes and the enforceability of the Indenture under New York law; by Richards, Layton & Finger, Wilmington, Delaware, as to matters of Delaware law; by Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., Tampa, Florida, as to matters of Florida law; by Brown & Wood LLP, New York, New York, as to matters referred to under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and as to certain ERISA matters referred to under "ERISA CONSIDERATIONS" and for the Underwriters by Brown & Wood LLP.

                             FINANCIAL INFORMATION

    As of the date of this Prospectus, the Issuer has been formed and the Depositor has made a $100.00 capital contribution to the Issuer. See "THE ISSUER." Because financial information concerning the Issuer would not be meaningful, no financial information regarding the Issuer is provided.

                                  NOTE RATINGS


    It is a condition of issuance that the Class A-1 Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's; the Class A-2 Notes be rated at least "Aa2" by Moody's and "AA+" by Standard & Poor's; the Class A-3 Notes be rated at least "A2" by Moody's and "AA" by Standard & Poor's; and the Class A-4 Notes be rated at least "Baa2" by Moody's and "BBB" by Standard & Poor's. Such ratings will reflect only the views of Moody's and Standard & Poor's. The rating of each Class of Notes by Standard & Poor's addresses the likelihood of timely payment of interest and the ultimate payment of principal on the Notes. The rating of each Class of Notes by Moody's addresses the likelihood of the ultimate payment of principal and interest on the Notes. When rating securities, Moody's and Standard & Poor's consider the transaction in its entirety and rely on factors in addition to the amount and performance of the collateral securing the debt. An explanation of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, telephone
(212) 553-0300 and Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10017, telephone (212) 208-8000. There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by either of such rating agencies if, in its judgment, circumstances so warrant. A revision, withdrawal or qualification of either of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

                        INDEX TO PRINCIPAL DEFINED TERMS


DEFINED TERMS                                             PAGE
-------------------------------------------------------  ------
A
account................................................      20
Accounts...............................................       1
accrual period.........................................      50
Aggregate Economic Balance.............................      11
Aggregate Outstanding Principal Balance................      35
Available Funds........................................       5
Available Funds Allocation.............................      35
B
Best...................................................      33
Building Contract......................................      21
C
Cede...................................................       3
Class..................................................       1
Class A-1 Initial Principal Balance....................      35
Class A-1 Optimal Principal Amount.....................      37
Class A-1 Outstanding Principal Balance................      36
Class A-1 Realized Loss Amount.........................      38
Class A-2 Initial Principal Balance....................      35
Class A-2 Optimal Principal Amount.....................      37
Class A-2 Outstanding Principal Balance................      35
Class A-2 Realized Loss Amount.........................      38
Class A-3 Initial Principal Balance....................      35
Class A-3 Optimal Principal Amount.....................      37
Class A-3 Outstanding Principal Balance................      35
Class A-3 Realized Loss Amount.........................      38
Class A-4 Initial Principal Balance....................      35
Class A-4 Optimal Principal Amount.....................      37
Class A-4 Outstanding Principal Balance................      35
Class A-4 Realized Loss Amount.........................      38
Class Optimal Principal Amount.........................      37
Class Interest Shortfall...............................      35
Closing Date...........................................       4
Code...................................................       9
Collateral.............................................       7
Collection Account.....................................       7
Collection Period......................................       5
Commission.............................................       2
CPR....................................................      40
Cut-Off Date...........................................       1
D
Definitive Notes.......................................      46
Depositor..............................................       1
DTC....................................................       3

DEFINED TERMS                                             PAGE
-------------------------------------------------------  ------
E
Economic Balance.......................................      22
EDGAR..................................................       2
Effective Financing Rate...............................      22
8.50% Accounts Table...................................      39
Eligible Investments...................................      34
Enterprise.............................................      19
ERISA..................................................       9
Event of Default.......................................      57
Exchange Act...........................................       3
F
Fannie Mae.............................................      34
Final Regulation.......................................      48
foreign person.........................................      53
FTC Rule...............................................      29
Freddie Mac............................................      34
G
Gross Receivable Amount................................      20
H
Holding Account........................................      60
I
Indenture..............................................       5
Indenture Trustee......................................       5
indirect participants..................................      46
Insurance Policies.....................................      33
Interest Accrual Amount................................      35
Interest Accrual Period................................       1
IRS....................................................      50
Issuer.................................................       1
Issuer Expenses........................................      34
J
Jim Walter Homes.......................................       7
L
Local Counsel..........................................      15
M
Maturity Date..........................................       4
Mechanic's Lien Contract...............................      21
Mid-State..............................................       1
Minimum Target Overcollateralization Amount............      37
Moody's................................................       1
Mortgage Collateral....................................       1
Mortgaged Property.....................................       8
N
1986 ACT...............................................      49

Note Rate..............................................       5

DEFINED TERMS                                             PAGE
-------------------------------------------------------  ------
Noteholder.............................................      49
Notes..................................................       1
Notice of Default......................................      57
O
OID Regulations........................................      49
Optimal Principal Amount...............................      37
Outstanding Principal Balance..........................      35
Overcollateralization Amount...........................      37
Overcollateralization Percentage.......................      38
Owner Trustee..........................................       5
Owners.................................................      63
P
Participants...........................................      46
Payment Date...........................................       1
Plans..................................................       9
Prepayment Assumption..................................      49
prepayments............................................      39
Promissory Note........................................      21
Purchase and Sale Agreement............................       9
R
Realized Loss Amounts..................................      39
Record Date............................................       6
Reinvestment Period....................................       5
Relief Act.............................................      32
Remaining Available Funds..............................      12
Retail Contracts.......................................      21
Rules..................................................      46
S
Sales Contract.........................................      21
Security Instruments...................................      29
Servicer...............................................       1
Servicing Agreement....................................       7
South Carolina Code....................................      14
Standard & Poor's......................................       1
Subordinated Class.....................................       6
Subservicing Agreement.................................       7
T
Target Overcollateralization Date......................      37
Target Overcollateralization Level.....................      37
10.00% Accounts Table..................................      39
Texas Building Contract................................      21
Texas Contracts........................................      21
Texas Mortgages........................................      21
Texas Resale Mortgage..................................      21
Texas Sales Contract...................................      21
TMP....................................................      49
TMP Regulations........................................      54

DEFINED TERMS                                             PAGE
-------------------------------------------------------  ------
Trigger Event..........................................      59
Trust..................................................       1
Trust Agreement........................................       5
Trust V Accounts.......................................      19
U
UCCC...................................................      29
Underwriters...........................................       1
V
Voting Rights..........................................      57
W
Walter Industries......................................       5

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--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Available Information...........................          2
Reports to Noteholders..........................          3
Summary of Terms................................          4
Risk Factors....................................         11
The Depositor...................................         16
The Issuer......................................         16
Use of Proceeds.................................         17
Discussion and Analysis of Issuer's Financial
  Condition.....................................         17
The Accounts....................................         17
The Mortgage Collateral.........................         25
Certain Legal Aspects of the Accounts and
  Related Matters...............................         29
Security........................................         33
Description of the Notes........................         34
Legal Investment Considerations.................         47
ERISA Considerations............................         47
Material Federal Income Tax Consequences........         49
The Indenture...................................         54
The Servicing Agreement.........................         60
The Trust Agreement.............................         63
The Purchase and Sale Agreement.................         64
Plan of Distribution............................         65
Legal Matters...................................         66
Financial Information...........................         66
Note Ratings....................................         66
Index to Principal Defined Terms................         67


                            ------------------------

    UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $439,150,000
                               MID-STATE TRUST VI
                               $287,750,000 [  ]%
                         ASSET-BACKED NOTES, CLASS A-1
                               $57,750,000 [  ]%
                         ASSET-BACKED NOTES, CLASS A-2
                               $45,100,000 [  ]%
                         ASSET-BACKED NOTES, CLASS A-3
                               $48,550,000 [  ]%
                         ASSET-BACKED NOTES, CLASS A-4

                            ------------------------

                             MID-STATE HOMES, INC.
                                    SERVICER

                               ------------------

                                   PROSPECTUS
                                  MAY   , 1997

                               ------------------

                                LEHMAN BROTHERS
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                              MERRILL LYNCH & CO.
                              NATIONSBANC CAPITAL
                                 MARKETS, INC.
                              SALOMON BROTHERS INC

--------------------------------------------------------------------------------
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                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    Set forth below are the fees and expenses (other than underwriting discounts and commissions to be incurred with the issuance and distribution of the shares).



SEC Filing Fee.................................................  $  133,076
Indenture Trustee's Fees.......................................      38,751
Owner Trustee's Fees...........................................       9,000
Legal Fees and Expenses........................................     507,500*
Accounting Fees and Expenses...................................     150,000*
Blue Sky and Legal Investment Fees and Expenses................      10,000*
Printing Fees and Expenses.....................................      80,000*
Rating Agency Fees and Expenses................................     210,000*
Miscellaneous..................................................      10,673*
                                                                 ----------
    Total......................................................  $1,149,000*
                                                                 ----------
                                                                 ----------


------------------------


*   Estimated.


ITEM 31. SALES OF SPECIAL PARTIES.

    Not Applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

    Pursuant to the terms of the Trust Agreement the Issuer will issue and sell to the Depositor, on or prior to the date of initial issuance of the Notes and in exchange for the Depositor's covenant to pay for the Issuer's organizational expenses, a certificate of beneficial interest representing a 100% beneficial interest in the Issuer, in a transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The By-laws of Walter Industries, Inc. ("Walter Industries"), a Delaware corporation and indirect owner of all of the issued and outstanding shares of the capital stock of the Depositor, provide that, to the fullest extent permitted by Delaware law, Walter Industries will indemnify any current or former director or officer of Walter Industries and may, at the discretion of the board of directors, indemnify any current or former employee or agent of Walter Industries, against certain liabilities, including liabilities incurred by reason of the fact that such person is or was serving, at the request of Walter Industries, as a director, officer, partner, trustee, employee or agent of another corporation or partnership, joint venture, trust or other enterprise. To the extent that directors and officers of the Depositor serve or have previously served as directors, officers, employees or agents of Walter Industries, they are eligible for indemnification by Walter Industries against liabilities in respect of actions taken in their capacities as directors or officers of the Depositor.

    The directors and officers of the Depositor are covered by a directors' and officers' liability insurance policy maintained by Walter Industries for the benefit of all of its subsidiaries.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not Applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements filed in the Prospectus: not applicable.

    (b) Exhibits


       1.  Form of Underwriting Agreement
      3.1  Form of Trust Agreement*
      4.1  Form of Indenture (including forms of Notes)
      5.1  Opinion of Counsel to the Issuer as to the legality of the Notes
      8.1  Opinion of Special Federal Income Tax Counsel to the Issuer as to federal income tax matters
     10.1  Form of Servicing Agreement*
     10.2  Form of Purchase and Sale Agreement*
     23.1  Consents of Counsel and Special Federal Income Tax Counsel to Issuer (included in exhibits 5.1 and 8.1)
      24.  Power of Attorney*
     25.1  Statement of Eligibility and Qualification on Form T-1 of First Union National Bank of
           Florida, as Trustee, under the Trust VI Indenture relating to the Trust VI Notes


------------------------

*   Previously filed.

ITEM 36. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the provisions contained in Florida law, the Depositor's Certificate of Incorporation and By-Laws or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the reimbursement by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on May 21, 1997.


                                MID-STATE HOMES, INC.

                                as depositor for Mid-State Trust VI

                                By:             /s/ DEAN M. FJELSTUL
                                     -----------------------------------------
                                               Name: Dean M. Fjelstul
                                               Title: VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to Form S-11 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    */s/ KENNETH E. HYATT       President, Principal
------------------------------    Executive Officer and        May 21, 1997
       Kenneth E. Hyatt           Director

     */s/ RICHARD E. ALMY
------------------------------  Director                       May 21, 1997
       Richard E. Almy

     /s/ DEAN M. FJELSTUL       Vice President, Principal
------------------------------    Financial Officer and        May 21, 1997
       Dean M. Fjelstul           Director

  */s/ JOSEPH H. KELLY, JR.
------------------------------  Controller (Principal          May 21, 1997
     Joseph H. Kelly, Jr.         Accounting Officer)



*By:                  /s/ DEAN M. FJELSTUL
             --------------------------------------
                        Dean M. Fjelstul
                      Attorney-in-fact(1)

------------------------

(1) Dean M. Fjelstul, by signing his name hereto, does sign the document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX


1.                --  Form of Underwriting Agreement
2.                --  Form of Trust Agreement*
4.1               --  Form of Indenture (including forms of Notes)
5.1               --  Opinion of Counsel to the Issuer as to the legality of the Notes
8.1               --  Opinion of Special Federal Income tax Counsel to the Issuer as to federal income tax matters
10.1              --  Form of Servicing Agreement*
10.2              --  Form of Purchase and Sale Agreement*
23.1              --  Consents of Counsel and Special Counsel to Issuer (included in exhibits 5 and 8)
24.               --  Power of Attorney*
25.1              --  Statement of Eligibility and Qualification on Form T-1 of First Union National Bank
                      of Florida, as Trustee, under the Indenture relating to the Notes**


------------------------

*   Previously Filed.


** Exhibit 7 (Statement of Condition of Indenture Trustee) to this Exhibit 25.1 (Form T-1) has been filed in paper format pursuant to a continuing hardship exemption.